Exhibit 4.1

M&I RETIREMENT PROGRAM

(As amended effective January 1, 1998)

M&I RETIREMENT PROGRAM

(As Amended Effective January 1, 1998)

Table of Contents

			Page
ARTICLE I	DEFINITION OF TERMS		1
	1.01	Account	1
	1.02	Affiliated Employer	4
	1.03	Anniversary Date	4
	1.04	Annual Pay	4
	1.05	Beneficiary	4
	1.06	Break in Service	5
	1.07	Code	5
	1.08	Disability	5
	1.09	Eligibility Service	5
	1.10	Employee	6
	1.11	Employer	6
	1.12	ERISA	6
	1.13	Fund	6
	1.14	Gross Annual Pay	6
	1.15	Hour of Service	7
	1.16	Participant	7
	1.17	Payroll Disbursement Date	7
	1.18	Payroll Savings Contributions	7
	1.19	Plan Administrator	7
	1.20	Plan Year	7
	1.21	Profits	7
	1.22	Qualifying Employer Security or Employer Stock	8
	1.23	Retirement Date	8
	1.24	Return on Equity	8
	1.25	Salary Redirection Contributions	8
	1.26	Trust	8
	1.27	Trustee	8
	1.28	Valuation Date	8
	1.29	Vesting Service	8
	1.30	Voluntary Contributions	9

ARTICLE II	PARTICIPATION		10
	2.01	Eligibility to Participate	10
	2.02	Cessation of Participation and Reinstatement	10
	2.03	Acquisitions	10

ARTICLE III	PROFIT-SHARING CONTRIBUTIONS AND ALLOCATIONS TO PARTICIPANTS' ACCOUNTS		11
	3.01	Profit-Sharing Contributions	11
	3.02	Make-Up Contribution of Participating Employer	11
	3.03	Allocation of Profit-Sharing Contributions	11
	3.04	Form of Contributions	11

ARTICLE IV	AUTOMATIC CONTRIBUTIONS		12
	4.01	Prior to 2002	12
	4.02	After 2001	12

ARTICLE V	PARTICIPANTS' SALARY REDIRECTION CONTRIBUTIONS		14
	5.01	Salary Redirection Contributions	14
	5.02	Changes in Amount of Contributions	14
	5.03	Transfers to Trust	15
	5.04	Allocation of Participants' Salary Redirection Contributions	15
	5.05	Nonforfeitability	15
	5.06	Limitations	15

ARTICLE VI	EMPLOYER'S INCENTIVE CONTRIBUTIONS		16
	6.01	Rate of Contributions	16
	6.02	Reductions for Lack of Profits	16
	6.03	Make-Up Contribution of Participating Employer	16
	6.04	Determination of Amount	17
	6.05	When Contributions Are Made	17
	6.06	Allocation Requirement	17
	6.07	Manner of Allocation of Employer's Incentive Contributions	17
	6.08	Rollover Amounts	18

ARTICLE VII	LIMITATIONS ON ANNUAL ADDITIONS		19
	7.01	General Rule	19
	7.02	Combined Plan Rule	19
	7.03	Adjustment of Limitations	19
	7.04	Definitions and Rules	19
	7.05	Reallocation	20
	7.06	Code Section 415	21

ARTICLE VIII	VESTING		22
	8.01	Full Vesting Dates	22
	8.02	Election of Former Vesting Schedule	22
	8.03	Forfeitures	23
	8.04	Resumption of Participation	24

ARTICLE IX	DISTRIBUTIONS		25
	9.01	Retirement	25
	9.02	Death	27
	9.03	Termination of Employment Before Retirement	29
	9.04	Code Requirements	30
	9.05	Benefits Only from Fund	31
	9.06	Valuation for Distribution	31
	9.07	Timing of Distribution	31
	9.08	Partial Distributions	31

ARTICLE X	WITHDRAWALS		32
	10.01	Withdrawals by Participant	32
	10.02	Financial Hardship Withdrawal of Voluntary Contributions, Payroll Savings Contributions, Matched and Unmatched Salary Redirection Contributions, Rollover Contributions, and Employer Incentive Contributions Accounts	32
	10.03	Timing of Withdrawals	33
	10.04	Effect on Current Year's Employer Incentive Contributions	33
	10.05	Restriction on Withdrawals	34

ARTICLE XI	ADMINISTRATION		35
	11.01	Named Fiduciaries and Plan Administrators	35
	11.02	Powers of Administration	35
	11.03	Claim and Domestic Relations Order Review Procedure	36

ARTICLE XII	RIGHTS OF PARTICIPANTS		37
	12.01	No Contract of Employment	37
	12.02	Restrictions as to Payees	37
	12.03	Merger, Consolidation or Transfer	37

ARTICLE XIII	AMENDMENT AND TERMINATION		38
	13.01	Amendment	38
	13.02	Termination	38
	13.03	Non-Reversion	38

ARTICLE XIV	MISCELLANEOUS		40
	14.01	Legislation Governs	40
	14.02	Indemnification	40
	14.03	Construction	40
	14.04	Headings	40
	14.05	Non-Discrimination	40
	14.06	Absence of Guaranty	41
	14.07	Unclaimed Accounts	41
	14.08	Corporate Dispositions	41
	14.09	Reemployment Following Military Service	41
	14.10	Expenses	42
	14.11	Electronic Alternative to Writings	42

ARTICLE XV	TOP-HEAVY PROVISIONS		43
	15.01	Application	43
	15.02	Determination of Top-Heavy Status	43
	15.03	Special Vesting, Minimum Contribution and Compensation Rules	43
	15.04	Impact on Maximum Defined Contribution and Defined Benefit Plan Limitations	45
	15.05	Top-Heavy Provisions	45

ARTICLE XVI	INVESTMENTS		47
	16.01	Investment Committee	47
	16.02	Investment Funds	47
	16.03	Net Earnings	48
	16.04	Responsibility of Participant	48
	16.05	Statement to Participants	48

ARTICLE XVII	VOTING EMPLOYER STOCK		49

ARTICLE XVIII	DIRECT ROLLOVER		50
	18.01	General Rule	50
	18.02	Definitions	50
	18.03	$1,000 Rule	51

ARTICLE XIX	LIMITATIONS ON MATCHED AND UNMATCHED SALARY REDIRECTION CONTRIBUTIONS AND EMPLOYER INCENTIVE CONTRIBUTIONS		52
	19.01	Deferral Percentage Test For Salary Redirection Contributions	52
	19.02	Salary Redirection Contributions Shall be Limited to Certain Maximum Amounts	53
	19.03	Restrictions on Salary Redirection Contributions to Satisfy Limitations	53
	19.04	Application of Amounts Which Would Have Been Salary Redirection Contributions but for Restriction	53
	19.05	Coordination of Salary Redirection Agreements	54
	19.06	$7,000 Cap on Salary Redirection Contributions	55
	19.07	Highly Compensated Participant	56
	19.08	Deferral Percentage Test for Employer Incentive Contributions	56
	19.09	Correction of Excess Employer Incentive Contributions	57
	19.10	Alternative Limitation	59
	19.11	Data Maintenance	61
	19.12	Incorporation by Reference	61
	19.13	Special Manner of Calculation of Tests	62

ARTICLE XX	FORMER VALLEY ACCOUNTS		63
	20.01	In General	63

ARTICLE XXI	FORMER SECURITY EMPLOYEES		64

ARTICLE XXII	FORMER MSI PLAN ACCOUNTS		65
	22.01	In General	65
	22.02	Special Rules	65

ARTICLE XXIII	FORMER ADVANTAGE PLAN ACCOUNTS		66
	23.01	In General	66
	23.02	Special Rules	66

ARTICLE XXIV	FORMER SECURITY PLAN ACCOUNTS		68
	24.01	In General	68
	24.02	Special Rules	68

ARTICLE XXV	FORMER NATIONAL CITY PLAN ACCOUNTS		70
	25.01	In General	70
	25.02	Special Rules	70

ARTICLE XXVI	FORMER DERIVION PLAN ACCOUNTS		71
	26.01	In General	71
	26.02	Special Rules	71

ARTICLE XXVII	EGTRRA PLAN AMENDMENTS		73
	27.01	Amendment of the Plan for EGTRRA	73
	27.02	Limitations on Contributions	73
	27.03	Increase in Compensation Limit	73
	27.04	Modification of Top-Heavy Rules	74
	27.05	Direct Rollovers of Plan Distributions	75
	27.06	Elective Deferrals - Contribution Limitation	75
	27.07	Catch-Up Contributions	76
	27.08	Suspension Period Following Hardship Distribution	76
	27.09	Repeal of Multiple Use Test	76
	27.10	Distribution Upon Severance From Employment	76

ARTICLE XXVIII	ESOP		77
	28.01	In General	77
	28.02	Ongoing Contributions to ESOP	77
	28.03	Voting Employer Stock	77
	28.04	Dividends	77
	28.05	ESOP Account Investment	78
	28.06	Diversification of Investments for Qualified Participants	78
	28.07	Stock Bonus ESOP	78
	28.08	Distributions from ESOP Account	78

ARTICLE XXIX	GUST		80
	29.01	GUST Amendments for Merged Plans	80
	29.02	The Merged Plans	80

M&I RETIREMENT PROGRAM

        WHEREAS, Marshall & Ilsley Corporation has heretofore adopted and sponsored the M&I Retirement Growth Plan and M&I Incentive Savings Plan;

        WHEREAS, Marshall & Ilsley Corporation has determined to merge the plans effective January 1, 1998 and to rename the combined plan as the M&I Retirement Program;

        WHEREAS, Marshall & Ilsley Corporation has decided to convert the M&I money purchase pension portion of the plan into a profit sharing plan effective as of January 1, 2002; and

        WHEREAS, Marshall & Ilsley Corporation has determined to convert a segment of the profit sharing portion of the plan into an ESOP effective as of January 1, 2002.

        NOW, THEREFORE, Marshall & Ilsley Corporation hereby amends and restates the M&I Retirement Growth Plan and M&I Incentive Savings Plan in their entirety by replacing the same with the following M&I Retirement Program effective as of January 1, 1998 (except where a different effective date for a particular provision is specifically set forth):

ARTICLE I

DEFINITION OF TERMS

        1.01    "Account" shall mean records of the following interests of a Participant in the Fund which shall be created and maintained by the Trustee for each Participant on the basis of information provided by the Plan Administrator:

(a)

"Profit-Sharing Employer Contribution Account" means the record of a Participant's interest in the Fund attributable to Profit Sharing Contributions, as described in Article III and, for years after 2001, attributable to contributions described in Article IV.

(b)

"Money Purchase Pension Employer Contribution Account" means the record of a Participant's interest in the Fund attributable to Money Purchase Pension Contributions made for years prior to 2002, as described in Article IV.

(c)

"Transfer Account" means the record of the Participant's interest in the Fund, if any, attributable to the transfer of the amount, if any, of the present value of his accrued benefits under the terminated defined benefit pension plan known as the M&I Retirement Plan.

(d)

"Payroll Savings Account" means the record of a Participant's interest in the Trust attributable to his Payroll Savings Contributions and Voluntary Contributions made prior to January 1, 1984. No new Payroll Savings Contributions have been permitted subsequent to December 31, 1983.

(e)

"Voluntary Contributions Account" means the record of a Participant's interest in the Trust attributable to his own Voluntary Contributions made subsequent to December 31, 1983 and prior to January 1, 1987 or to his voluntary contributions under a plan merged into this Plan.

(f)

"Incentive Contributions Account" means the record of a Participant's interest in the Trust attributable to Employer Incentive Contributions. All references to the Incentive Contributions Account shall apply also to the Post-1984 Incentive Contributions Account, unless in the context of such reference there is a separate reference to the Post-1984 Incentive Contributions Account specifying a different rule for the Post-1984 Incentive Contributions Account.

(g)

"Post-1984 Incentive Contributions Account" means a sub-account of the Incentive Contribution Account constituting the record of a Participant's interest in the Trust attributable to Employer Incentive Contributions made with respect to a Participant's Salary Redirection Contributions for the period subsequent to 1984. From and after January 1, 2002, this Account shall be a part of the ESOP portion of the Plan and shall be a part of a Participant's ESOP Account.

(h)

"Salary Redirection Contributions Account" means the record of a Participant's interest in the Trust attributable to Salary Redirection Contributions made by the Employer on his behalf pursuant to a salary redirection agreement.

(i)	"Rollover Account" means the record of a Participant's interest in the Fund attributable to rollover contributions pursuant to Section 6.08.

(j)

"Former Valley Plan Account means the record of a Participant's interest in the Plan attributable to his account in the former Valle Bancorporation Thrift and Sharing Plan which was merged into this Plan effective June 1, 1994. A Participant's Former Valley Plan Account consists of one or more of the following subaccounts: his Former Valley Employer March Account, Former Valley 401(k) Account, Former Valley Non-401(k) Account, Former Valley Pension Transfer Account and Former Valley ESOP Account (including his Former Valley PAYSOP Account, if any). This Account shall be a portion of the Merged Plan Account.

(k)

"Former MSI Plan Account" means the record of Participant's interest in the Plan attributable to his account in the former Mutual Services, Inc. Tax Deferred Retirement Plan which was merged into this Plan effective October 1, 1998. A Participant's Former MSI Plan Account consists of one or more of the following subaccounts: Former MSI Before Tax Savings Account (holding 401(k) contributions), Former MSI Profit Sharing Contribution Account (holding profit sharing contributions made by MSI), Former MSI Matching Contribution Account (holding matching contributions made by MSI), Former MSI Rollover Contribution Account (holding rollover contributions to the MSI Plan) and Former MSI Voluntary Contribution Account (holding after tax voluntary contributions made to the former MSI Plan or plans merged into the former MSI Plan).

(l)

"Former Advantage Plan Account" means the record of a Participant's interest in the Plan attributable to his account in the Former Advantage Bancorp, Inc. Employees' Profit-Sharing and Savings Retirement Plan (the "Former Advantage Plan") which was merged into this Plan on or about September 1, 1998. A Participant's Former Advantage Plan Account consists of one or more of the following subaccounts: Former Advantage Savings Account (holding 401(k) contributions), Former Advantage Profit-Sharing Contribution Account (holding profit sharing contributions made by Advantage), Former Advantage Matching Contribution Account (holding matching contributions made by Advantage) and Former Advantage Rollover Contribution Account (holding rollover contributions to the Former Advantage Plan).

(m)

"Former Security Plan Account" means the record of a Participant's interest in the Plan attributable to his account in the former Security 401(k) Plan (the "Former Security Plan") which was merged into this Plan on or about October 1, 1998. A Participant's Former Security Plan Account consists of one or more of the following subaccounts: Former Security Deferral Contribution Account (holding 401(k) contributions), Former Security Profit-Sharing Contribution Account (holding profit sharing contributions made by Security), Former Security Matching Contribution Account (holding matching contributions made by Security) and Former Security Rollover Contribution Account (holding rollover contributions to the Former Security Plan).

(n)

"Former National City Plan Account" means the record of a Participant's interest in the Plan attributable to his account in the Former National City Bancorporation Incentive Savings Plan (the "Former National City Plan") merged into this Plan effective December 31, 2001. A Participant's Former National City Plan Account consists of one or more of the following subaccounts: Former National City Deferral Contributions and Qualified Non-Elective Contributions Accounts (holding 401(k) contributions), Former National City Employer Contributions Account (holding profit sharing contributions made by National City), Former National City Matching Contribution Account (holding matching contributions made by National City) and Former National City Rollover Contributions Account (holding rollover contributions to the Former National City Plan).

(o)

"Former Derivion Plan Account" means the record of a Participant's interest in the Plan attributable to his account in the former Derivion Corporation 401(k) Plan (the "Former Derivion Plan") which was merged into this Plan effective December 31, 2001. A Participant's Former Derivion Plan Account consists of one or more of the following subaccounts:  Former Derivion Deferral Contribution Account (holding 401(k) contributions), Former Derivion Profit-Sharing Contribution Account (holding profit-sharing contributions made by Derivion), Former Derivion Matching Contribution Account (holding matching contributions made by Derivion) and Former Derivion Rollover Contribution Account (holding rollover contributions to the Former Derivion Plan).

(p)

"Merged Plan Account" means the record of a Participant's interest in the Plan attributable to his account or accounts which have been merged into the Plan from other plans (including the Former Valley, Security, Advantage, MSI and Derivion Plan Accounts) originally sponsored by organizations unrelated to Marshall & Ilsley Corporation until acquired by Marshall & Ilsley Corporation. The Merged Plan Account shall consist of such subaccounts as are necessary to preserve separate records for the various types of contributions made to such merged plans, e. g., after-tax contributions of employees, pre-tax 401(k) contributions, matching contributions, etc.

(q)

"ESOP Account" means the record of a Participant's interest in the Fund held in the ESOP portion of the Plan. This Account is created effective January 1, 2002. A Participant's ESOP Account shall be comprised of two subaccounts as follows:

(i) The Post-1984 Incentive Contribution Account

(ii) The ESOP General Investment Account.

        1.02    "Affiliated Employer" means each corporation which is included as a member of a controlled group with Marshall & Ilsley Corporation, and trades or businesses, whether or not incorporated, which are under common control by or with Marshall & Ilsley Corporation within the meanings of Sections 414(b) and (c) of the Internal Revenue Code, or any amendments thereof, except that for purposes of the limitations set forth in Article VII, the terms shall also include trades or businesses on the basis of a more than 50% test rather then an 80% test. Further, the term shall include any members of the same "affiliated service group" within the meaning of Code Section 414(m) or deemed as such pursuant to regulations under Code Section 414(o).

        1.03    "Anniversary Date" means the last day of each Plan Year.

        1.04    "Annual Pay" means:

(a)

The total of all amounts paid or payable to an Employee during a specified Plan Year treated as "wages" for purposes of income tax withholding under Internal Revenue Code Section 3401 and all other payments of compensation by the Company to the Employee during the Plan Year for which the Company is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052; but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment for the services performed (such as the exception for agricultural labor in Internal Revenue Code Section 3401(a)(2)) and reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits. No more than $150,000 of Annual Pay shall be taken into account in any Plan Year. The dollar amount under the foregoing limit shall automatically adjust when permissible in accordance with regulations promulgated by the Secretary of the Treasury.

(b)	"Annual Pay" shall not include severance pay.

        1.05    "Beneficiary" means any one or more primary or contingent beneficiaries designated by the Participant to receive any benefits payable under this Plan on or after the Participant's death; except the Participant's surviving spouse, if any, shall be deemed designated as his Beneficiary for 100% of his Account balances under the Plan despite any attempted designation to the contrary, unless the designation of a non-spouse is made in accordance with the procedures set forth in Section 9.02 (or the Participant can establish to the satisfaction of the Administrator that consent cannon be obtained because the Participant's spouse cannot be located or such other circumstances as may be provided by applicable government regulations). Subject to the foregoing, each Participant shall be permitted to name, change or revoke his designation of his Beneficiary in writing on a form and in the manner prescribed by the Plan Administrator. The designation on file with the Plan at the time of a Participant's death shall be controlling. Should a Participant fail to make a valid Beneficiary designation or leave no named Beneficiary surviving, any benefits due shall be paid to such Participant's spouse, if living; or if not living, then in equal shares to any children (including adopted children) surviving such Participant and to the descendants then living of a deceased child by right of representation. If such Participant leaves no named Beneficiary, spouse, children or descendants of children surviving, then any benefits due shall be paid to such Participant's estate. If at the time of a Participant's death his designated beneficiary is an individual who had been the spouse of the Participant at the time the beneficiary designation was filed with the Employer but from whom the Participant had subsequently become divorced and if the Participant had not filed a new Beneficiary designation form subsequent to the divorce, then the Participant shall be treated as though the Participant had failed to make a valid Beneficiary designation or had left no named Beneficiary surviving.

        1.06    "Break in Service" means:

(a)	Any Plan Year ending after termination of employment during which the Employee does not complete an aggregate of more than 500 Hours of Service with any of the Employer and any Affiliated Employers.

(b)

No termination of employment shall be deemed to occur, and hence no Break in Service shall be deemed commenced, by reason of the commencement, after 1984 of any maternity or paternity absence, as such absences are defined in paragraph 202(b)(5) of ERISA, and, solely for the purpose of determining whether or not a Break in Service subsequently occurs under this Plan, up to 501 nonperformance Hours of Service shall be credited during the continuation of such absence, either in the Plan Year of its commencement if a One Year Break in Service otherwise would occur in that year, or, if not, then in the following Plan Year. Such Hours of Service shall be credited at the same rate as normally would occur but for such absence, or, in the case of uncertainty, at the rate of eight hours of service per day of absence. If the Participant does not return to the performance of duties for the Employer or for an Affiliated Employer by the first business day of the first Plan Year after such nonperformance hours are credited, then a termination of employment may be deemed to have occurred either on that date or on such later date as any authorized leave of absence given in connection with or during the maternity or paternity absence shall have ended without return of the Participant to such active duties. Nothing in this Section shall be understood to establish or alter any Employer policy with respect to maternity or paternity leaves for any purpose other than the determination of Breaks in Service under this Plan.

        1.07    "Code" means the Internal Revenue Code, as amended.

        1.08    "Disability" means with respect to a Participant a mental or physical condition which, as determined by the Plan Administrator in its discretion on the basis of medical evidence satisfactory to the Plan Administrator, renders him totally and permanently unable to work for compensation or profit at any work for which he is reasonably fitted. It is recognized that an individual may be considered to be disabled within the meaning of Section 2.02(a) of the Marshall & Ilsley Corporation Long Term Disability Income Plan and yet at the same time will not be considered to have a Disability for purposes of this Plan.

        1.09    "Eligibility Service" means service relevant to an Employee's eligibility to participate. An individual shall be said to have completed one year of Eligibility Service on the last day of the 12 month period beginning on the individual's employment commencement date with the Employer or an Affiliated Employer if the individual remains employed with the Employer or an Affiliated Employer on such last day.

        1.10    "Employee" means any person who is in the employ of the Employer, provided, however, that "Employee" shall not include Inroads employees, co-op employees, or intern employees. Notwithstanding any other provision of this Plan to the contrary, no individual shall be covered hereunder while classified other than as an eligible "Employee" by the Employer with respect to its payroll practices (including, but not limited to, an independent contractor or an employee of an independent contractor, a consultant or a temporary help agency worker) during the period of such classification, regardless of any subsequent reclassification arising as a matter of law or otherwise. "Leased Employees" within the meaning of Internal Revenue Code Section 414(n) shall not be eligible to participate in this Plan, although the Employer will treat them as though they were the Employer's employees for purposes of testing compliance with coverage tests under Code Section 410. The term "Employee" shall not include any individual whose services are performed outside the United States unless such individual is a United States citizen.

        1.11    "Employer" means Marshall & Ilsley Corporation and any Affiliated Employer which has been designated by Marshall & Ilsley Corporation, through actions of its Board of Directors or any other person authorized by the Board to take such action, as a participating Employer, provided, however, that for purposes of the power to amend the Plan or to terminate the Plan in whole or in part, Employer shall refer only to Marshall & Ilsley Corporation Any participating Employer shall have the right to terminate participation in the Plan with respect to its Employees.

        1.12    "ERISA" means the Employee Retirement Income Security Act of 1974; as amended.

        1.13    "Fund" means all assets and their earnings which are held in the Trust which constitutes the funding vehicle hereunder. The general Fund shall be invested by the Trustee in component Investment Funds in such proportions as shall be directed by the Investment Committee, as provided in Article XVI.

        1.14    "Gross Annual Pay" means the amount which a Participant would have received as Annual Pay in the absence of any salary redirection pursuant to election under Article V and in the absence of salary redirection pursuant to the M&I Flexible Benefits Plan and in the absence of salary reduction pursuant to any other plan sponsored by an Employer satisfying the requirements of Code Section 125, 401(k) or, after 1996, 132(f)(4). No more than $150,000 of Gross Annual Pay shall be taken into account in any Plan Year. The dollar amount under the foregoing limit shall automatically adjust when permissible in accordance with regulations promulgated by the Secretary of the Treasury. For purposes of calculating the amount of contributions to be made on behalf of an Employee pursuant to Articles III, IV or VI in the year the Employee first becomes a Participant as described in Section 2.01(c), only the portion of the Employee's Annual Pay and Gross Annual Pay payable on Payroll Disbursements Dates on or after the date the Employee becomes a Participant for purposes of that Article shall be taken into account for purposes of determining the contributions to be made on his behalf and allocated to him hereunder. For purposes of calculating deferral percentages under Article XIX, Gross Annual Pay shall be calculated as though the offset in Section 1.04, for reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits did not exist. Further, for purposes of calculating deferral percentages under Article XIX, Gross Annual Pay shall be calculated under such other definition as may be selected by the Plan Administrator for a particular Plan Year, provided that such definition complies with Code Section 414(s) and is subject to the dollar limitation described above.

        1.15    "Hour of Service" means each hour for which an individual is either directly or indirectly paid, or entitled to payment by the Employer or an Affiliate Employer, whether or not for the performance of duties for the Employer or an Affiliated Employer. Hours of Service shall include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed upon. For individuals who are compensated other than on an hourly basis, the Plan Administrator may credit the individual with 45 Hours of Service for each week for which he receives Compensation. Further, the term "Hour of Service" shall include periods of time during which the individual is on an authorized leave of absence or layoff or during which his absence is due to service in the Armed Forces of the United States while his re-employment rights with respect to such military service are guaranteed by law, with such periods of time to be credited at the rate of 45 Hours of Service for each week. Non-performance Hours of Service shall be determined and credited, and all Hours of Service shall be allocated to computation periods, in accordance with Department of Labor Regulations 2530.200b-2(b) and (c). No individual shall be credited more than once with Hours of Service with respect to the same actual hours or weeks.

        1.16    "Participant" means each Employee who qualifies to participate in the Plan.

        1.17    "Payroll Disbursement Date" means the date on which the Participant is customarily paid by the Employer for services rendered.

        1.18    "Payroll Savings Contributions" means the amount of savings a Participant's Annual Pay not in excess of 6% which he contributed to the Plan pursuant to Section 5.01 of the M&I Incentive Savings Plan as in effect prior to January 1, 1984 which was taken into account in the calculation of Employer Contributions. No new Payroll Savings Contributions have been permitted subsequent to December 31, 1983.

        1.19    "Plan Administrator" means Marshall & Ilsley Corporation.

        1.20    "Plan Year" means the twelve-month period on which the records of the Plan are maintained, which shall be the Employer's fiscal year, currently the calendar year.

        1.21    "Profits" means the amount of net earnings or profits made by the Employer for a particular taxable year, before provision for state and federal taxes based upon income, and before deduction for contributions made by the Employer under this Plan but less the following items:

(a)	The Employer's contribution to any other profit-sharing or pension plan of the Employer,

(b)	All operating loss carryovers, to the end that all such losses for prior years shall be made up out of succeeding years' earnings before the Employer's Incentive Contributions shall be resumed.

        Net earnings, losses and operating loss carryovers shall be determined in accordance with the Employer's usual tax accounting practices and policies. After net earnings have been determined for any taxable year, no effect shall be given for purposes of this Plan to any subsequent change therein due to subsequent tax refund.

        1.22    "Qualifying Employer Security" or "Employer Stock" means common stock of Marshall & Ilsley Corporation notwithstanding any provision of the Trust to the contrary.

        1.23    "Retirement Date" means an Employee's Normal Retirement Date, Early Retirement Date, or Disability Retirement Date, whichever is applicable, as follows:

(a)	"Normal Retirement Date" means the date when a Participant attains age 65.

(b)	"Early Retirement Date" means the date upon which a Participant has both attained age 55 and completed 10 years of Vesting Service.

(c)	"Disability Retirement Date" means the first day of the month following or coincident with the date on which a Participant is determined by the Employer to have incurred a Disability.

        1.24    "Return on Equity" means for any Employer the percentage that either (i) consolidated income before securities gains or losses and extraordinary items of Marshall & Ilsley Corporation and its subsidiaries, or (ii) consolidated net income of Marshall & Ilsley Corporation and its subsidiaries, for a Year (before deduction for contributions to this Plan but after provision for state and Federal income taxes), whichever is larger, shall bear to the total consolidated stockholders equity in Marshall & Ilsley Corporation as of the beginning of such year.

        1.25    "Salary Redirection Contributions" means the amount equal to a percentage of a Participant's Gross Annual Pay which is contributed on his behalf by the Employer pursuant to a salary redirection agreement in accordance with Article V.

        1.26    "Trust" means the trust created by the agreement between the Employer and the Trustee.

        1.27    "Trustee" means the person, persons or entity from time to time acting as Trustee or Trustees hereunder, which currently is Marshall & Ilsley Trust Company.

        1.28    "Valuation Date" means the last day of the Plan Year and such other date or dates as the Plan Administrator and the Investment Committee may deem necessary or desirable.

        1.29    "Vesting Service" means time spent by an Employee in the employment of the Employer or an Affiliated Employer, which is relevant for purposes of determining the percentage of a Participant's non-forfeitable or vested interest in his Accounts. Vesting Service shall equal the sum of Pre-1985 Service and Post-1985 Service, as set forth below:

(a)	Pre-1985 Service.

(i) Each Employee who was a Participant in the M&I Retirement Plan shall be credited with Pre-1985 Service equal to his Vesting Service under the M&I Retirement Plan through December 31, 1984.

(ii)

Each Employee who was not a Participant in the M&I Retirement Plan shall be credited with Pre-1985 Service equal to his years of employment with the Employer or an Affiliated Employer, commencing with his most recent employment date, calculated on the basis of one full year of Vesting Service for each Plan Year prior to 1985 in which the Employee has completed 1 Hour of Service.

(b)	Post-1985 Service.

Post-1985 Service means an Employee's years of employment with the Employer or an Affiliated Employer, commencing with the later of January 1, 1985 or his employment date until the date on which he quits, is discharged, retires, dies while employed by the Employer or an Affiliated Employer, or incurs a Break in Service, calculated on the basis of one full year of Vesting Service for each Plan Year in which the Employee has completed 1000 Hours of Service.

For any person who first becomes employed by the Employer or an Affiliated Employer as a result of a corporate acquisition (whether by asset purchase, stock purchase, merger or similar transaction), employment with the acquired business prior to such corporate acquisition shall be taken into account as Vesting Service.

        1.30    "Voluntary Contributions" means for years prior to 1984, "Voluntary Contributions" is the amount of a Participant's Annual Pay which he elected to contribute pursuant to Section 5.01 of the M&I Incentive Savings Plan as in effect prior to January 1, 1984 in excess of Payroll Savings Contributions. For years beginning on or after January 1, 1984 and prior to January 1, 1987 "Voluntary Contributions" means the amount of a Participant's Compensation which he elected to contribute to the Plan pursuant to Section 4.07 as then in effect.

ARTICLE II

PARTICIPATION

        2.01    Eligibility to Participate.

(a)	Each person who becomes an Employee shall be eligible to elect Salary Redirection Contributions pursuant to Article V immediately upon becoming a Employee.

(b)

Each Employee who is a Group I Participant in the M&I Retirement Growth Plan or a Participant in the M&I Incentive Savings Plan on December 31, 1997 shall be a Participant for purposes of Articles III, IV and VI hereunder.

(c)

Each other person who is or becomes an Employee shall become a Participant for purposes of Articles III, IV and VI on the later of (i) January 1, 1998,(ii) the date upon which he completes one (1) year of Eligibility Service or (iii) the date upon which he becomes an Employee as defined in Section 1.10. However, any Employee in the Employer's employ on January 1, 1998, whose employment with the Employer has commenced prior to January 1, 1998 and who was not a Group I Participant in the M&I Retirement Growth Plan on December 31, 1997, shall be eligible as a Participant for purposes of Article III on the date such person would become a Group I Participant under the terms of the M&I Retirement Growth Plan as in effect immediately prior to January 1, 1998.

        2.02    Cessation of Participation and Reinstatement. If a Participant terminates employment with the Affiliated Employers he shall cease to be a Participant; provided, if he is re-employed as an Employee, he shall be reinstated as a Participant as of his re-employment date.

        2.03    Acquisitions. For any person who first becomes employed by the Employer or an Affiliated Employer as a result of a corporate acquisition (whether by asset purchase, stock purchase, merger or similar transaction), employment with the acquired business prior to such corporate acquisition shall not be taken into account for purposes of eligibility under this Article II until the January 1 following the acquisition and such person shall not be eligible as a Participant before such January 1 unless Marshall & Ilsley Corporation, through action of its Board of Directors or any other person authorized by the Board to take such action, prior to that date provides that employment with the particular acquired business shall be taken into account and permits eligibility prior to that date.

ARTICLE III

PROFIT-SHARING CONTRIBUTIONS
AND ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

        3.01    Profit-Sharing Contributions. Each Employer agrees to pay to the Trustee of the Trust with respect to each Plan Year such amounts, if any, from the Employer's current or accumulated Profits as may be determined by the Board of Directors of Marshall & Ilsley Corporation.

        The Profit-Sharing Contribution shall be made by the Employer before or as soon as reasonably possible after the close of the Plan Year, without interest and within the time limit for deductibility thereof by the Employer as specified by the Internal Revenue Code.

        3.02    Make-Up Contribution of Participating Employer. If a participating Employer is prevented in whole or in part from making the Profit-Sharing Contribution which it would otherwise have made by reason of having no or insufficient Profits, it shall use accumulated Profits for such purpose. If a full contribution still cannot be made by such Employer, then so much of the contribution which such Employer was so prevented from making may be made, for the benefit of the Participants of such Employer, by the other Employers to the extent of their current or accumulated Profits, but the other Employers shall be under no obligation to do so. If there is more than one such other Employer and the group of participating Employers does not file consolidated federal income tax returns, the contribution by each such other Employer shall be limited to the proportion of its total current and accumulated Profits remaining after adjustment for its contribution to this Plan without regard to this section which the total prevented contribution bears to the total current and accumulated Profits of all of the Employers remaining after adjustment for all their contributions to this Plan without regard to this section. An Employer on behalf of whose Participants a contribution is made hereunder shall not reimburse the contributing Employer.

        3.03    Allocation of Profit-Sharing Contributions. Employer contributions for any Plan Year shall be allocated as of the Anniversary Date among those Participants who have completed 1,000 Hours of Service in such Plan Year and who remain in the Employer's employ on such date by crediting each such Participant's Profit-Sharing Employer Contribution Account in the ratio that each such Participant's Gross Annual Pay for such year bears to the total Gross Annual Pay for all such Participants for that year. Contributions shall be allocated among such Participants as though they were employed by the same Employer. Notwithstanding the foregoing, any Employee who terminates during the Plan Year (i) because of death or (ii) after attainment of Retirement Date shall be eligible to share in such allocation, without regard to whether he has completed 1,000 Hours of Service during such Plan Year or remains in the Employer's employ on the Anniversary Date. The allocation of Employer contributions shall be made as soon as practicable after the end of the Plan Year.

        3.04    Form of Contributions. The Employer's contributions under this Plan shall be made in cash, securities (but prior to 2002 not as Qualifying Employer Securities as to money purchase pension contributions or Salary Redirection Contributions) or other property.

ARTICLE IV

AUTOMATIC CONTRIBUTIONS

        4.01    Prior to 2002. For each Plan Year the Employer agrees to pay to the Trustee an amount equal to 2% of the Participant's Gross Annual Pay for deposit in the Money Purchase Pension Employer Contribution Account of each Participant who has completed 1,000 Hours of Service during such Plan Year and who remains in the Employer's employ on the last day of the Plan Year or who has terminated in such year (i) due to death or (ii) after Retirement Date. The Employer's Money Purchase Pension Contribution for each Plan Year shall be made before or as soon as reasonably possible after the close of the Plan Year, without interest and within the time limit for deductibility thereof by the Employer as specified by the Internal Revenue Code.

        4.02    After 2001.

(a)

Prior to 2002 the contributions made pursuant to this Article IV and the provisions of the Plan regarding the administration of these contributions, the investment of these contributions and distribution of these contributions have comprised a money purchase pension plan while the remainder of the M&I Retirement Program has consisted of a profit sharing plan. Effective January 1, 2002, the money purchase pension portion of the M&I Retirement Program is converted into a profit sharing plan and is merged into the profit sharing portion of the M&I Retirement Program. Contributions shall continue to be made in the amounts and under the circumstances described in Section 4.01 above for each year beginning after 2002, however, such contributions shall be deposited in the Participant's Profit Sharing Employer Contribution Account.

(b)

Revenue Ruling 94-76 requires that any distribution options required in a money purchase pension plan must be continued even after that plan is converted to a profit sharing plan. This rule is met in this Plan because:

(i)

the distribution options for the profit sharing portion of the Plan and the money purchase pension portion of the Plan have always been the same, continue unchanged and include those options which are required for money purchase pension plans i.e., the Plan includes the joint survivor annuity rules required under Code Section 401(a)(11); and

(ii)

the Money Purchase Pension Employer Contribution Account and Former Valley Pension Transfer Account of each Participant shall continue as distinct accounts and shall be available for distribution only upon termination of employment at or after Normal Retirement Date or earlier termination of employment, notwithstanding any other provision of the Plan to the contrary.

(c)

Because neither Revenue Ruling 94-76 nor any other rule of law requires that the assets of a profit sharing plan created by conversion from a money purchase pension plan must be invested in any particular manner, the Money Purchase Pension Employer Contribution Accounts shall cease to be subject to the restriction set forth in the last sentence of Section 16.02 hereof from and after January 1, 2002.

(d)

The conversion from money purchase pension plan to profit sharing plan shall neither increase nor decrease the vested interest of Participants in their Money Purchase Pension Employer Contribution Accounts.

ARTICLE V

PARTICIPANTS' SALARY REDIRECTION CONTRIBUTIONS

        5.01    Salary Redirection Contributions. The Employer shall notify each Employee of his eligibility to make Salary Redirection Contributions at the time he becomes an Employee and shall give him an opportunity to enter into a salary redirection agreement when he first become eligible. The Employer is under no obligation to give any Employee additional notice of eligibility after the first notice of eligibility given hereunder. A Participant who so desires shall enter into a salary redirection agreement with the Employer. Such salary redirection agreement shall be effective as soon as administratively practicable after the agreement is filed with the Employer. Such salary redirection agreement shall be created by written instrument filed with the Plan Administrator (or via any voice response or internet system or through any other means as the Plan Administrator shall designate). In such salary redirection agreement, the Participant shall elect to reduce his Gross Annual Pay for such Plan Year by authorizing salary redirection. The amount in whole percentages of the Participant's salary redirection, i.e. the percentage by which the Participant may elect to reduce his Gross Annual Pay for the purpose of entitling him to receive a Salary Redirection Contribution, may be up to 8% (50% after 2001), but not more than 6% for Highly Compensated Participants. An amount equal to the Participant's salary redirection, i.e. the amount by which the Participant's Gross Annual Pay is reduced pursuant to his election, shall be contributed to the Plan by the Employer as the Participant's Salary Redirection Contribution.

        Each Participant's Gross Annual Pay shall be reduced in accordance with his salary redirection agreement as described herein by reducing each wage or salary payment he would otherwise have received on a Payroll Disbursement Date in the absence of salary redirection by the percentage elected by the Participant. Such salary redirection election shall apply from the effective date thereof through the last Payroll Disbursement Date of such Plan Year and through subsequent Plan Years, except as modified in Section 5.02 below.

        Although part of a profit sharing plan, Salary Redirection Contributions shall be made hereunder regardless of the existence of Profits.

        5.02    Changes in Amount of Contributions. Each Participant may elect, by filing a new salary redirection agreement, to discontinue salary redirection or change his percentage of salary redirection. Such salary redirection agreement shall be created by written instrument filed with the Plan Administrator (or via any voice response or internet system or through any other means as the Plan Administrator shall designate). Such salary redirection agreement shall be made effective by the Employer as soon as administratively practicable after the agreement is filed with the Employer. Such salary redirection agreement shall apply to the portion of the Participant's Gross Annual Pay which would otherwise have been paid to him on Payroll Disbursement Dates occurring after such agreement becomes effective. The new rate in whole percentages may be up to 8% (50% after 2001), but not more than 6% for Highly Compensated Participants, of that portion of Gross Annual Pay which would otherwise be paid during the period the new rate is to be in effect.

        5.03    Transfers to Trust. The Employer shall pay to the Trustee the Salary Redirection Contributions for each Participant which correspond to the portion of Gross Annual Pay which would otherwise have been paid to him on any Payroll Disbursement Date in the absence of salary redirection pursuant to Section 5.01 hereof as soon as administratively practicable, and in any event within 15 days after the end of the month in which such Payroll Disbursement Date occurs. Such payments shall be made in cash.

        If for any reason permitted by law, the Salary Redirection Contributions for the Year by the Employer are not made until after the expiration of the Anniversary Date, such contributions shall nevertheless be deemed to have been made on the Anniversary Date and shall be allocated accordingly.

        5.04    Allocation of Participants' Salary Redirection Contributions. The Salary Redirection Contributions made by the Employer for each Participant shall be allocated to the Participant's Salary Redirection Contributions Account.

        5.05    Nonforfeitability. A Participant's Salary Redirection Contributions shall at all times be fully vested and nonforfeitable.

        5.06    Limitations. Notwithstanding any other provision of this Article V, the extent to which the Participant may elect to reduce his Gross Annual Pay and the obligation of the Employer to make Salary Redirection Contributions shall be governed by Article XIX.

ARTICLE VI

EMPLOYER'S INCENTIVE CONTRIBUTIONS

        6.01   Rate of Contributions. For each Participant for whom the Employer makes a Salary Redirection Contribution for a Plan Year, the Employer will also make an Employer Incentive Contribution for that year equal to a Designated Percentage of the portion of the Participant's Salary Redirection Contribution which does not exceed 6% of Gross Annual Pay. Such Designated Percentage shall be based upon the percent Return on Equity of the Employer, subject, however, to the limitations expressed in Section 6.02 below. Participants who fail to complete 1000 Hours of Service during the Plan Year or who do not remain in the Employer's employ on the last day of the Plan Year shall not share in the allocation of an Employer's Incentive Contributions for that Plan Year under Sections 6.06 and 6.07 and the amount of Employer Incentive Contributions due the Plan pursuant to this Section 6.01 shall be reduced accordingly; provided, however, that the foregoing rule shall not apply to individuals who die during the Plan Year or whose termination of employment during the Plan Year occurs after Retirement Date. (Employer Incentive Contributions are not intended to be and shall not be treated as "qualified matching contributions" or "qualified nonelective contributions" as those terms are defined in IRS Regulation Section 1.401(k)-1(g)(7). Further, such contributions are not intended to be and shall not be regarded as amounts "treated as elective contributions" as such phrase is used in IRS Regulation Section 1.401(k)-1(d)(1)(iii)(6).) In no event, however, shall this provision require the Employer to make such contributions in excess of the maximum amount deductible under Section 404 of the Internal Revenue Code or any successor statutes or any statutes of similar import. The Designated Percentage shall be a function of the percent Return on Equity as follows:

Percent Return on Equity	Designated Percentage
below 11.00	0
11.00 to 11.99	25
12.00 to 12.99	30
3.00 to 13.99	35
14.00 to 14.99	40
15.00 and above	50

        6.02   Reductions for Lack of Profits. Employer Incentive Contributions may be made only from Profits. In the event that the amount of Employer Incentive Contributions required under Section 6.01 exceeds Profits the Employer's obligation to make such Employer Incentive Contributions shall be reduced by the amount of such excess.

        6.03   Make-Up Contribution of Participating Employer. Notwithstanding the provisions of Section 6.02 hereof, if a participating Employer is prevented in whole or in part from making the Employer Incentive Contribution which it would otherwise have made by reason of having no or insufficient Profits, it shall use accumulated Profits for such purpose. If a full contribution still cannot be made by such Employer, then so much of the contribution which such Employer was so prevented from making may be made, for the benefit of the Participants of such Employer, by the other Employers to the extent of their accumulated earnings and profits, but the other Employers shall be under no obligation to do so. If there is more than one such other Employer and the group of participating Employers does not file consolidated federal income tax returns, the contribution by each such other Employer shall be limited to the proportion of its total current and accumulated Profits remaining after adjustment for its contribution to this Plan without regard to this section which the total prevented contribution bears to the total current and accumulated Profits of all of the Employers remaining after adjustment for all their contributions to this Plan without regard to this section. An Employer on behalf of whose Participants a contribution is made hereunder shall not reimburse the contributing Employers.

        6.04   Determination of Amount. Marshall & Ilsley Corporation shall be solely responsible for determining the amount that each Employer may be required to contribute under the terms of the Plan. In making its determination, Marshall & Ilsley Corporation may rely upon estimates of Profits by the Employer's principal accounting officer or independent accountants. Marshall & Ilsley Corporation's determination of contributions shall be binding on all Participants and the Trustee. If, however, the Employer in any Year makes a contribution in excess of the amount allowable as a deduction in arriving at the Employer's taxable income for such Year, the amount of the excess shall be treated as an Employer contribution for the next succeeding Year in which a deductible contribution may be made.

        6.05   When Contributions Are Made. The Employer's Incentive Contributions for each Year shall be made to the Trust at any time during the Year or within the time prescribed by law for the filing of its Federal income tax return for such Year.

        6.06   Allocation Requirement. On the Anniversary Date, or as soon thereafter as possible, the Trustee shall allocate to Participants' Incentive Contributions Accounts the Employer Incentive Contributions for the Year, in accordance with the provisions of Section 6.07. If for any reason permitted by law, the Employer's Incentive Contributions for the Year are not made until after the expiration of the Anniversary Date, such contributions shall nevertheless be deemed to have been made on the Anniversary Date and shall be allocated accordingly.

        6.07   Manner of Allocation of Employer's Incentive Contributions. The Employer Incentive Contributions shall be allocated and credited by the Trustee to each Participant's Incentive Contributions Account in the ratio that each Participant's Salary Redirection Contributions not in excess of 6% of Gross Annual Pay made since that last Anniversary Date bears to the aggregate amount of all Salary Redirection Contributions not in excess of 6% of Gross Annual Pay made since that date. Participants who fail to complete 1,000 Hours of Service during the Plan Year or who do not remain in the Employer's employ on the last day of the Plan Year shall not be taken into account; provided, however, that the foregoing rule shall not apply to individuals who die during the Plan Year or whose termination of employment during the Plan Year occurs after Retirement Date. Notwithstanding the foregoing paragraph, no Employer Incentive Contributions shall be made or allocated under this Article VI with respect to any Salary Redirection Contributions on behalf of a Participant if such Salary Redirection Contributions are treated as excess contributions and distributed to the Participant under the limitations of Article XIX.

        6.08   Rollover Amounts. Notwithstanding any provision to the contrary herein, the Trustee shall accept any cash amounts transferred into the Trust hereunder by any Participant which qualify as rollover contributions by the Participant under Section 402(c)(1) of the Code. Notwithstanding the above, no rollover shall be accepted if, in the judgment of the Plan Administrator, acceptance of such rollover would cause the Plan to violate any provision of the Code or regulations thereunder. Further, the Plan Administrator may condition any rollover on the receipt of information satisfactory to the Plan Administrator which demonstrates that the plan from which the rollover is coming satisfies applicable Code requirements. Notwithstanding the foregoing, the Plan Administrator shall not accept a rollover of after-tax employee contributions or a rollover from a tax sheltered annuity or account under Code Section 403(b) or a deferred compensation plan under Code Section 457. Rollover contributions shall be held in a segregated Rollover Account for the Participant and shall not be subject to forfeiture. A Participant's Rollover Account shall be invested by the Trustee pursuant to Article XVI. The Rollover Account shall be distributed at the same time as and in the same manner as Employer Incentive Contributions hereunder. In addition, the Rollover Account shall be subject to Financial Hardship Withdrawal in accordance with Article X. An Employee shall be immediately eligible to make a rollover contribution, however, such person shall not be entitled to have Employer Contributions made on his behalf and allocated to him hereunder until such individual satisfies the service requirements as described in Section 2.01(c).

ARTICLE VII

LIMITATIONS ON ANNUAL ADDITIONS

        7.01   General Rule. The Annual Addition to a Participant's Accounts under this Plan (and all other defined contribution plans) shall not exceed the lesser of $30,000 or 25% of the Participant's "Section 415 Compensation."

        7.02   Combined Plan Rule. This Section 7.02 shall cease to be applicable as of January 1, 2000. For any Participant in the Plan who is or has been also a Participant in one or more defined benefit plans maintained by the Employer or Affiliated Employers, the Annual Addition to such Participant's Account under this Plan during a Plan Year shall be further limited (in addition to the limitation under Section 7.01 above) to the extent necessary to prevent the sum of the fractions in (1) and (2) below, computed as of the close of the Plan Year, from exceeding 1.0:

(a)

The Projected Annual Benefit of the Participant under such defined benefit plans, divided by the lesser of (i) 1.25 multiplied by the maximum dollar limitation for such year for defined benefit plans pursuant to Code Section 415 or (ii) 1.4 multiplied by the Projected Annual Benefit of such Participant under such defined benefit plans determined as of the close of the Plan Year as if such defined benefit plans provided the maximum benefits allowable under Code Section 415 expressed as a percentage of compensation; plus

(b)

The sum of the Annual Addition to such Participant's Account under this Plan and all other defined contribution plans maintained by the Employer and Affiliated Employers for such Plan Year and for all prior Plan Years divided by the sum for such Plan Year and all prior Plan Years of the Participant's service with the Employer (including service prior to the effective date of the Plan) of the lesser for each such year of (i) 1.25 multiplied by the maximum dollar limitation under Code Section 415 for such year for defined contribution plans or (ii) 1.4 times the maximum amount of Annual Additions for such year to such Participant's Accounts under such defined contribution plans expressed as a percentage of compensation which could have been made under the maximum dollar limitation of Code Section 415 for defined contribution plans. For purposes of determining the defined contribution fraction, the Plan Administrator may elect to utilize the transition rule set forth in Code Section 415(e)(6). For purposes of this paragraph, the maximum Annual Additions to all Plans may not exceed the amount specified in Section 7.01. This paragraph (b) shall cease to be applicable from and after January 1, 2000.

        7.03   Adjustment of Limitations. The amounts under the foregoing limits shall automatically adjust annually in each Plan Year to the extent permitted by and in accordance with the Internal Revenue Code and regulations promulgated by the Secretary of the Treasury.

        7.04   Definitions and Rules. For purposes of this Article VII the following definitions and rules of interpretation shall apply:

(a)

The Annual Addition of a Participant means contributions made by the Employer and Affiliated Employers for a Plan Year and forfeitures allocable to him plus (a) for Plan Years ending prior to January 1, 1987 the lesser of (i) the portion of his own contributions, if any, during such Year in excess of 6% of his Section 415 Compensation or (ii) one-half of his own contributions, if any, during such Year and (b) for Plan Years beginning after December 31, 1986 his own contributions during such Year. "Annual Addition" shall exclude rollovers from an individual retirement account or qualified plan and shall exclude the amounts transferred from the M&I Retirement Plan.

(b)

Projected Annual Benefit means the annual benefit to which a Participant would be entitled under a defined benefit plan (after giving effect to any limitation on such benefit contained in such plan that may be applicable to the Participant) on the assumptions that he continues employment until his normal retirement date thereunder, that his compensation continues at the same rate as in effect for the Plan Year under consideration until such normal retirement date, and that all other relevant factors used to determine benefits under such plan remain constant for all future Plan Years.

(c)

For purposes of computing the maximum allocation under either Section 7.01 or Section 7.02, all defined benefit plans (whether or not terminated) of the Employer and Affiliated Employers shall be treated as one defined benefit plan, and all defined contribution plans as defined in Section 414(i) of the Code (whether or not terminated) of the Employer and Affiliated Employers shall be treated as one defined contribution plan.

(d)

"Section 415 Compensation" means for each Plan Year the Participant's earnings from his employment with the Employer and, unless otherwise required by regulation, includes bonuses and other taxable payments, but excludes deferred compensation, stock options and other distributions which receive special tax benefits. Salary Redirection Contributions and any other salary reduction contributions pursuant to Code Section 401(k), 125 and 132(f)(4) plans shall be included in years after 1997 only.

(e)

No more than $150,000 of Section 415 Compensation shall be taken into account in any year. The dollar amount under the foregoing limit shall automatically adjust when permissible in accordance with regulations promulgated by the Secretary of the Treasury. For purposes of this Article VII, Affiliated Employers shall be determined on the basis of more than 50% ownership rather than at least 80% ownership.

        7.05   Reallocation. Should any allocation to a Participant's Account result in an amount in excess of the limitations set forth in this Article VII for a Plan Year, such excess shall be cured first by distributing Salary Redirection Contributions to the Participant to the extent necessary to cure the excess (and any income attributable to such distributed Salary Redirection Contributions) and, if necessary, any remaining excess amount shall be allocated in the same manner as prescribed in Section 3.03, excluding any Participant whose allocation would otherwise exceed the limitations set forth in this Article VII. Any excess which cannot be allocated to Participant Accounts as provided herein, shall be held in a suspense account and allocated in accordance with Section 3.03 before any Employer Profit Sharing Contributions in the next succeeding Plan Year and in each succeeding Plan Year until fully allocated.

        7.06   Code Section 415. This Plan is subject to the limitations of Internal Revenue Code Section 415 and such rules are hereby incorporated by reference. The foregoing paragraphs of this Article V set forth the basic requirements of Section 415 for defined contribution plans. In the event of any conflict between the foregoing provisions of this Article VII and the requirements of Section 415, the provisions of Section 415 and regulations thereunder shall govern.

ARTICLE VIII

VESTING

        8.01   Full Vesting Dates. The Participant's interest in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts shall become fully vested in him and nonforfeitable at the earliest of the following dates:

(a)	The date the Participant shall have completed at least five years of Vesting Service.

(b)	The date of the Participant's death while in the employ of the Employer or of an Affiliated Employer.

(c)	The date of Participant's attainment of age 65 or earlier Disability.

(d)

The date of termination of the Plan (or partial termination as to Participants affected thereby) or the date of complete discontinuance of contributions by the Employer at a time when the Participant is employed by the Employer or by an Affiliated Employer.

        A Participant's other Accounts in the Plan shall at all times be fully vested and nonforfeitable, except that merged Accounts shall vest in accordance with special rules set forth elsewhere in the Plan.

        Notwithstanding the foregoing provisions of this Section 8.01, any Participant whose employment with the Employer is involuntarily terminated as a result of a reduction in force, e.g. due to corporate reorganization, consolidation, downsizing or office closings, shall be deemed to be 100% vested in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts. (The foregoing special rule shall not apply to any individual whose employment is voluntarily terminated. Similarly, the foregoing special rule shall not apply to any individual whose employment is terminated as a result of unsatisfactory job performance. Finally, the foregoing special rule shall not apply to any individual who is a highly compensated employee (within the meaning of Code Section 414(q)) for the year of termination if for that year the effect of applying such rule to all highly compensated employees who terminate during that year would be to violate IRS Reg. Section 1.401(a)(4)-4.)

        8.02   Election of Former Vesting Schedule. In the event the vesting schedule of this Plan is hereafter directly or indirectly amended, no Participant or former Participant shall be deprived thereby of any previously vested interest, and any Participant who has completed at least three (3) Years of Service, may elect to have his vested interest in his Employer Contribution Account determined without regard to such amendment by notifying the Plan Administrator in writing during the election period as hereafter defined. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

(a)	The date which is 60 days after the date the amendment is adopted;

(b)	The date which is 60 days after the day the plan amendment becomes effective; or

(c)

The date which is 60 days after the day the Participant is issued written notice of the amendment by the Employer or Plan Administrator. Such election shall be available only to an individual who is a Participant at the time such election is made and such election shall be irrevocable.

        8.03   Forfeitures. As to any Participant who terminates employment with the Employer and all Affiliated Employers prior to his Retirement Date or earlier death and prior to becoming fully vested in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts:

(a)

If the Participant receives a distribution of the vested portion of his Accounts prior to incurring five consecutive Breaks in Service, that part of his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts in which he is not vested shall immediately be forfeited. (Any person who terminates employment with no vested interest in his Accounts shall be deemed to have had an immediate distribution of the vested portion (zero) of his Accounts at the time of his termination of employment for purposes of this Section 8.03.)

(b)

If the Participant is rehired before incurring five consecutive Breaks in Service but after having received distribution of the vested portion of his Accounts, then such Participant's non-vested interest, determined as of the date of forfeiture, shall be restored to his original Profit-Sharing and Money Purchase Pension Employer Contribution Accounts and his vested interest in such Account shall be based on his total years of Vesting Service. Such restoration shall be by means of a special contribution by all Employers (with each Employer's share being the total amount of such contribution multiplied by a fraction of which the numerator is total contributions due from that Employer under Articles III and IV for the Year in which the contribution is made and the denominator is the aggregate contributions due from all Employers under Articles III and IV for such Year) which shall be allocated between his Profit-Sharing Employer Contribution Account and Money Purchase Pension Contribution Account in the same proportion as the amounts originally removed from those Accounts which existed at his date of termination and his vested interest in such Accounts shall be based on his total Vesting Service.

(c)

If distribution from the Participant's Profit-Sharing and Money Purchase Pension Employer Contribution Accounts is not made to a Participant before he has incurred five consecutive Breaks in Service, then his unvested interest in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts, determined as of the end of the Plan Year in which occurs the fifth consecutive Break in Service, shall be forfeited as of the Anniversary Date for that Plan year. The Vesting Service of a terminated Participant who incurs five consecutive Breaks in Service shall not thereafter be increased as it is used to measure his vested interest in his original Profit-Sharing and Money Purchase Pension Employer Contribution Accounts and no further additions shall be made to his original Profit-Sharing and Money Purchase Pension Employer Contribution Accounts if he again becomes a Participant.

(d)	(i)

Forfeitures from a Participant's Profit-Sharing Employer Contribution Account shall be used to reduce Employer Contributions under Article III for the Plan Year in which such forfeiture occurs. (Each Employer's contributions shall be reduced by multiplying total forfeitures by a fraction of which the numerator is the contribution due from the Employer under Article III for the Year and the denominator is the aggregate contributions due from all Employers under Article III for the Year.)

(ii)

With respect to forfeitures from a Participant's Money Purchase Pension Contribution Account, the same shall be held by the Trustee and used to reduce the Employer's contributions under Article IV for the Plan Year in which such forfeiture occurs. (Each Employer's contributions shall be reduced by multiplying total forfeitures by a fraction of which the numerator is the contribution due from that Employer under Article IV for the Year and the denominator is the aggregate contributions due from all Employers under Article IV for the Year.)

(iii)

Subparagraphs (i) and (ii) above shall cease to be applicable after 2001 and instead this subparagraph (iii) shall be applicable after 2001. Forfeitures from a Participant's Profit-Sharing Employer Contribution Account and Money Purchase Pension Contribution Account shall be used to reduce Employer Contributions under Articles III and IV for the Plan Year in which such forfeitures occur. (Each Employer's contributions under Article III and Article IV shall be reduced by multiplying total forfeitures by a fraction of which the numerator is the contribution due from the Employer under Articles III and IV for the year and the denominator is the aggregate contributions due from all Employers under Articles III and IV for the year.

	(iv)	Upon reemployment of a Participant a new Employer Contribution Account shall be created for him to which all allocations of contributions and forfeitures after he is reemployed shall be made.

        8.04   Resumption of Participation. If a Participant incurs at least five consecutive Breaks in Service after termination of employment before he has acquired any vested interest in any portion of his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts and if the period of such Breaks in Service equals or exceeds his number of Years of Vesting Service prior to such Breaks in Service, then all prior Vesting Service shall be forfeited in his new Profit-Sharing and Money Purchase Pension Employer Contribution Accounts established upon the Participant's reemployment.

        If a Participant incurs a Break in Service after termination of employment after he has acquired a vested interest in any portion of his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts, then (regardless of the number of such Breaks in Service) all prior Vesting Service shall be aggregated with his subsequent Vesting Service to measure his vested interest in his new Profit-Sharing and Money Purchase Pension Employer Contribution Accounts established upon the Participant's reemployment.

ARTICLE IX

DISTRIBUTIONS

        9.01   Retirement. Upon termination of employment with the Affiliated Employers by a Participant on or after his Normal Retirement Date, the Participant shall become entitled to a distribution of his Accounts. Distribution shall commence as soon as practicable after his termination of employment and in any event no later than 60 days after the close of the Plan Year in which such Participant terminates employment, except that an individual may elect in writing to defer commencement of his distribution to a date which is not later than April 1 of the calendar year following the calendar year in which he attains age 70 and 1/2. The amount distributed shall be based on the value of the Participant's Account determined as of the Valuation Date preceding the date of distribution.

        At any time after having attained age 59 and 1/2 a Participant who has not terminated employment with the Affiliated Employers may nevertheless elect to receive a distribution of his Accounts (other than his Money Purchase Pension Employer Contribution Account, Profit-Sharing Employer Contribution Account and Former Valley Pension Transfer Account and any other account consisting of monies originally attributable to a money purchase pension plan merged into this Plan or a predecessor to this Plan). Distribution shall commence as soon as practicable after the Participant makes the election to receive a distribution.

        Distribution shall commence to a Participant no later than April 1 of the Plan Year following the Plan Year in which he attains age 70 and 1/2 even if he remains in the employ of the Employer. The preceding sentence shall cease to be applicable in the case of individuals who turn age 70 and 1/2 in the year 1999 or later, unless the individual is a not more than 5% owner of the Employer as defined in Internal Revenue Code Section 416(i)(1)(B).

        The Participant shall elect which of the following settlement methods shall be used (the provisions of the Plan shall control in the event of conflict between the Plan and any policy or contract issued hereunder):

(a)

A single lump sum distribution in cash, except that the portion of a Participant's Account invested in the M&I Fund described in Section 16.02 may at the Participant's election be distributed in the form of Qualifying Employer Securities.

(b)

Installment payments in such amounts and over such period of years as elected by the Participant, provided that such period shall not exceed the remaining joint and survivor life expectancy of the Participant and his designated Beneficiary as of the date such payments commence. Installment payments shall be removed from the various investment Funds in which the Participant's Account is invested pro rata from each Fund.

Notwithstanding any other provision of this Plan to the contrary, installment distributions which commence after January 1, 2002 shall be available only in annual installments. If any other provision of this Plan would have permitted more frequent installments, e.g., monthly or quarterly installments, such other provision shall only cease to be applicable for benefits which commence on or after the earlier of:

(i)

The 90th day after the date the Participant has been furnished a summary that reflects the amendment and that satisfies the requirements of 29 CFR 2520.104b-3 (relating to a summary of material modifications) for pension plans, or

	(ii)	The first day of the second Plan Year following the Plan Year in which the amendment is adopted.

(c)

Entirely in the form of a single-premium nontransferable annuity contract, the single premium for which shall equal the Participant's Account values, which will provide an immediate annuity in the form of monthly payments to the Participant during his lifetime, or during his lifetime with payments guaranteed for a period certain, or monthly payments to the Participant for his lifetime and continuing thereafter for the life of a joint annuitant, as elected by the Participant.

(d)

Entirely in the form of a single-premium nontransferable annuity contract, the single premium for which shall equal the Participant's Account values, which shall provide a "Qualified Joint and Survivor Annuity". A "Qualified Joint and Survivor Annuity" shall mean a life annuity in the case of an unmarried Participant and as to a Participant who is married at the time benefits commence means an annuity for the life of the Participant and continuing thereafter to the Participant's surviving spouse for such spouse's lifetime in an amount which shall be 50% of the joint life annuity.

(e)	Any combination of the foregoing.

        Unless he elects otherwise (and unless his spouse consents to such other election in a writing signed by the spouse and witnessed by a Plan representative or notary public), a married Participant shall have his Account balances applied to buy a Qualified Joint and Survivor Annuity pursuant to (d) above. Such election of an alternative form of payment will not be valid unless (1) the election designates a form of payment (or Beneficiary) which may not be changed without spousal consent or (2) the consent of the spouse permits further designations as to the form of payment (or Beneficiary) by the Participant without any requirement of further consent of the spouse; provided, however, that no general consent of the spouse is valid unless it acknowledges that the spouse has the right to limit consent to a specific Beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights.

        At least thirty but no more than ninety days prior to the Participant's benefit commencement date (or within such other reasonable period prior to the Participant's benefit commencement date as shall be determined by the Plan Administrator consistent with applicable governmental regulations), the Plan Administrator shall furnish to the Participant a written notification of the terms and conditions of the Qualified Joint and Survivor Annuity, the availability and general financial effect of any election under this Section to waive the Qualified Joint and Survivor Annuity, the availability of additional information about the specific financial effect of making such election, the rights of the Participant and the Participant's spouse with regard to electing an optional form of benefit and the Participant's right to revoke any such election along with the effect of such revocation. If a Participant makes a request for additional information during the applicable election period, the Plan Administrator shall furnish such information, in terms of dollars per benefit payment, to the Participant within 30 days of such request.

        Notwithstanding the preceding paragraph, although a Participant is ordinarily required to have at least 30 days to consider whether to elect to receive a distribution and the form of distribution, a Participant shall be permitted to elect (with any applicable spousal consent) to waive such 30 day period and to waive the requirement that the written explanation described in the preceding paragraph precede the Benefit Commencement Date by 30 days so long as that written explanation is provided more than 7 days in advance of the date benefits actually commence (and the Participant may revoke such waiver any time prior to the benefit commencement date or, if later, the eighth day after the explanation described in the preceding paragraph is provided).

        For purposes of this Section, "benefit commencement date" means "annuity starting date" as that term is used in Internal Revenue Code Section 417(f), i.e., the first day of the first period for which an amount is payable to the Participant as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to payment of such benefit.

        A Participant may elect to receive his benefit in the form of any of the settlement methods described herein with the consent of his spouse, if any, during the election period which shall be the 90-day period ending on his benefit commencement date (or such other period specified by the Plan Administrator pursuant to governmental regulations). An election made prior to such election period shall be invalid.

        A Participant may revoke any election and make a new election under this Section in writing during the election period. The new election must be consented to by the spouse in the same manner as described above, unless the prior consent of the spouse expressly permits elections by the Participant of a new form of benefit (or Beneficiary) without any further consent by the spouse; provided, however, that no general consent of the spouse is valid, unless the general consent acknowledges that the spouse has the right to limit consent to a specific Beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights.

        9.02   Death.

(a)	If a Participant or former Participant dies with any Account in the Fund, his Beneficiary shall be entitled to his Account values.

(b)

Such Account values shall be paid to the Participant's Beneficiary under any settlement method available under Section 9.01 which the Beneficiary shall elect. Distribution shall be made as soon as reasonably practicable and, in any event, must commence no later than one year after the Participant's death, except that if or to the extent the Participant's Beneficiary is his surviving spouse distribution must commence no later than the earlier of (i) the date on which the Participant would have attained age 70 and 1/2, or (ii) one year after the death of his surviving spouse. If any Beneficiary is other than an individual the last payment to such Beneficiary must be completed within 5 years after the Participant's death. If distribution commenced prior to the Participant's death, then the balances of the Account(s) must be distributed at least as rapidly as under the method being used on the date of death.

(c)	(i)

Notwithstanding paragraphs (a) and (b) above, if a married Participant or married former Participant dies, his Account values shall be paid to his spouse in a Pre-Retirement Survivor Annuity; i.e., by purchase of an annuity contract providing an immediate lifetime annuity to his spouse rather than to any other Beneficiary or under any other settlement method which the Participant has designated, unless as part of such designation the Participant has expressly elected against the Pre-Retirement Survivor Annuity during the applicable election period after having been provided with the explanation and information described in subparagraph (ii) below and unless the Participant's spouse consents in writing to such election in a written instrument acknowledging the effect of such election witnessed by a plan representative or notary public. Such spousal consent shall not be valid unless (1) the Beneficiary designation provides that the Beneficiary cannot be changed without spousal consent or (2) the consent of the spouse permits designations of Beneficiaries by the Participant without any requirement of further consent of the spouse; provided, however, that no general consent of the spouse is valid, unless the general consent acknowledges that the spouse has the right to limit consent to a specific Beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights.

The "applicable election period" for purposes of this Section 9.02(c)(i) shall be the period which begins on the first day of the Plan Year in which the Participant attains age 35, or during which he terminates employment, if earlier, and ends on the date of the Participant's death (or such other period as may be required by applicable governmental regulations). A Participant may revoke any waiver of the Pre-Retirement Survivor Annuity and make a new waiver at any time during the applicable election period as specified above. The new waiver must be consented to by the spouse in the same manner as described above, unless the prior consent of the spouse expressly permits designations by the Participant of a new Beneficiary without any requirement of further consent by the spouse; provided, however, that no general consent of the spouse is valid, unless the general consent acknowledges that the spouse has the right to limit consent to a specific Beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights.

After the Participant's death, a surviving spouse entitled to distribution of the Pre-Retirement Survivor Annuity may in lieu thereof elect in writing any other settlement method available under Section 9.01. Distribution to the spouse shall be made as soon as practicable following death, however, it shall not be made prior to which would have been the Participant's Normal Retirement Date except with the express written consent of the surviving spouse.

(ii)

During the "applicable period," the Plan Administrator shall furnish to the Participant a written notification of the terms and conditions of the Pre-Retirement Survivor Annuity, the necessity of the Participant's spouse's consent to such a waiver for it to be valid, and the Participant's right to revoke any such election along with the effect of such revocation.

The "applicable period" means, with respect to a Participant, whichever of the following period ends last:

		(1)	The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 34;

		(2)	A reasonable period of time after the individual becomes a Participant;

		(3)	A reasonable period of time after the survivor benefit provisions of Internal Revenue Code Section 401(a)(11) become applicable to the Participant; or

		(4)	A reasonable period of time after separation from service in the case of a Participant who separates from service before age 35.

(d)

Notwithstanding the foregoing, so long as the Participant's benefit commencement date as defined in Section 9.01 has not occurred, the Plan Administrator shall, without regard to whether or not such Beneficiary has so requested, make, as soon as administratively practicable following the Participant's death, distribution to the Beneficiary of the Participant's entire interest in all of his Account(s) valued as of the Valuation Date coincident with or immediately preceding the distribution date if such interest does not exceed $5,000 or such other sum as may be permitted from time to time by applicable governmental regulations.

(e)	The amount distributed shall be based on the value of the Participant's Account determined as of the Valuation Date preceding the date of distribution.

        9.03   Termination of Employment Before Retirement. In the event a Participant terminates employment with the Affiliated Employers other than by reason of his retirement after Normal Retirement Date or death, distribution of the Participant's Vested Account values shall be accomplished from or after his Normal Retirement Date but in all events no later than 60 days after the close of the Plan Year in which his Normal Retirement occurs except that an individual may elect in writing to defer commencement of his distribution to a date which is no later than April 1 of the calendar year following the calendar year in which he attains age 70 and 1/2. Earlier distribution in any of the settlement modes authorized by Section 9.01 may be made on the date the Participant elects in writing (or as soon as administratively practicable thereafter). The Plan Administrator shall, without regard to whether or not such Participant has so elected, make, as soon as administratively practicable following his termination of employment, an early distribution to him of his entire vested Account balance if his Account balance does not exceed $3,500 for years prior to 1998 (and $5,000 for years after 1997) (or such other sum as may be permitted from time to time by applicable governmental regulations). For purposes of this Section 9.03, the amount distributed shall be based on the value of the Participant's Account determined as of the Valuation Date preceding the date of distribution.

        9.04   Code Requirements.

(a)

Prior to August 23, 2001, all distributions will be made in accordance with the rules of Internal Revenue Code Section 401(a)(9) and regulations thereunder, including rules of IRS Regulation Section 1.401(a)(9)-2. The rules of Internal Revenue Code Section 401(a)(9) and regulations thereunder shall override any distribution options described in this Plan to the extent that those options could be considered to be inconsistent with the requirements of Code Section 401(a)(9) and regulations thereunder. The rules set forth in the Plan regarding time of commencement of distribution and method of distribution shall be in lieu of the default provisions in IRS Regulation Sections 1.401(a)-1, 1.401(a)(9)-1 and 1.401(a)(9)-2. For purposes of determining compliance with Code Section 401(a)(9), life expectancies shall not be recalculated.

(b)

With respect to distributions under the Plan made on or after August 23, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to August 23, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to August 23, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This paragraph (b) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

        9.05   Benefits Only from Fund. Except as may otherwise be required by federal law, all benefits under the Plan shall be payable only from the Fund and no liability for the payment of benefits under the Plan shall be imposed upon the Employer, or upon any officers, directors, shareholders, agents or Employees of the Employer.

        9.06   Valuation for Distribution. For purposes of all distributions, the amount to be distributed shall be based on the Participant's Account values as determined as of the Plan Valuation Date preceding the date of distribution.

        9.07   Timing of Distribution. In any event, a distribution shall not be made until after the first Plan Valuation Date which is subsequent to the date of the Participant's distribution request.

        9.08   Partial Distributions. At any time after a Participant's retirement or other termination of employment and prior to both his Normal Retirement (or the April 1 following the calendar year he has attained age 70 and 1/2 if he has elected to defer commencement of his distribution) and his commencement of distributions under a form specified in Section 9.01(a), (b), (c), (d), or (e), such Participant may elect to receive a cash distribution from his Account in such dollar amount as he shall specify at any time during a Plan Year; provided, however, that he may not elect to receive more than two such cash distributions from his Account during any Plan Year and each time he makes such election he must elect against receipt of the Qualified Joint and Survivor Annuity in accordance with the procedures (including spousal consent) specified in Section 9.01.

ARTICLE X

WITHDRAWALS

        10.01   Withdrawals by Participant. A Participant may, upon written notice to the Employer at least 30 days in advance, withdraw any amount in the Participant's Payroll Savings Account and/or Voluntary Contributions Account. The Trustee shall, to the extent necessary, convert the appropriate Account Values to cash and distribute the requested amount to the Participant.

        10.02   Financial Hardship Withdrawal of Voluntary Contributions, Payroll Savings Contributions, Matched and Unmatched Salary Redirection Contributions, Rollover Contributions, and Employer Incentive Contributions Accounts. In the event of the financial hardship of a Participant, the Plan Administrator shall, upon the written application of the Participant, distribute an amount in cash equal to all or a portion of his Account Values in his Employer Incentive Contributions Account plus the Account Values of his Payroll Savings Contributions Account plus the Account Values in his Voluntary Contributions Account plus the Account Values in his Rollover Contributions Account plus the Account Values in his Salary Redirection Contributions Account; provided that no more shall be distributed than necessary (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) to meet the financial need created by the financial hardship as determined by the Plan Administrator in accordance with the requirements of Code Section 401(k) and regulations thereunder, based on the certification of the Participant. Financial hardship means one of the following events:

        Financial hardship is deemed to exist under this Plan if the purpose of the distribution is for:

(a)

expenses for medical care described in Section 213(d) of the Internal Revenue Code previously incurred by the Participant, the Participant's spouse or any dependent of the Participant (as dependent is defined in Section 152 of the Internal Revenue Code) or necessary for these persons to obtain such medical care;

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)

payment of tuition, related educational fees and room and board expenses for not more than the next 12 months, of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Internal Revenue Code);

(d)	payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

(e)	payment of funeral expenses of the Participant's spouse or dependents (as defined in Section 152 of the Internal Revenue Code); or

        In the event of a financial hardship, distribution shall first be made from the Participant's Voluntary Contributions Account and second, to the extent necessary, from the Participant's Payroll Savings Contributions Account and third, to the extent necessary, from the Rollover Contribution Account and fourth, to the extent necessary, from the Participant's Employer Incentive Contributions Account and fifth, to the extent necessary, from the Participant's Salary Redirection Contributions Account. Notwithstanding any other provision hereof, no withdrawal of earnings which accrue in Salary Redirection Contribution Accounts after December 31, 1988 shall be permitted.

        Before a distribution can be made from this Plan by reason of financial hardship, it will be necessary that the Participant have obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under any and all other tax qualified plans and nonqualified retirement or deferred compensation plans maintained by the Employer of any of its Affiliated Employers.

        If any Participant receives a financial hardship distribution, his salary redirection and Salary Redirection Contributions will be suspended until 12 months after receipt of the financial hardship distribution. Following such suspension he must file a new salary redirection agreement before salary redirection and Salary Redirection Contributions may resume. Such suspension shall also apply to employee elective contributions under all other qualified and non-qualified retirement or deferred compensation plan maintained by the Employer.

        A Participant who receives a hardship withdrawal and who is suspended from making Salary Redirection Contributions shall continue to be considered an eligible Participant with no contributions during the suspension period for purposes of the deferral percentage test described in Section 19.01.

        For purposes of this Section 10.02 any subaccount in the Merged Plan Account which is attributable to the same type of contribution as made to the Accounts available for withdrawal hereunder shall be available for withdrawal on the same terms and conditions as the comparable Account described in this Section 10.02.

        10.03   Timing of Withdrawals. All withdrawals shall be made as soon as practicable after the Valuation Date designated by the Participant in his election. Such election must be filed with the Plan Administrator on a form prescribed and approved therefore at least one (l) month prior to such Valuation Date, except that financial hardship withdrawals pursuant to Section 10.02 shall be made as soon as practicable after the determination of financial hardship by the Plan Administrator based on the values in the Participant's Account on the Valuation Date coincident with or next preceding the date of such distribution.

        10.04   Effect on Current Year's Employer Incentive Contributions. A withdrawal under this Article made during a Plan Year from the Salary Redirection Contributions Account shall have no effect on the obligation of the Employer to make Employer Incentive Contributions under Section 6.01 or the allocation of Incentive Contributions pursuant to Section 6.07.

        10.05   Restriction on Withdrawals. Notwithstanding any other provision of this Plan to the contrary, a Participant shall not be permitted to make a withdrawal from any of his Accounts in this Plan, without the consent of his spouse given in a writing signed by the spouse and witnessed by a plan representative or notary public after the spouse has received an explanation in accordance with the procedures of Section 9.01 of the fact that if such withdrawal is not made the Participant's spouse would have had with respect to the withdrawn amounts the qualified joint and survivor annuity rights described in Section 9.01 upon the Participant's distribution following termination of employment and the death benefit rights described in Section 9.02.

ARTICLE XI

ADMINISTRATION

        11.01   Named Fiduciaries and Plan Administrators. Marshall & Ilsley Corporation shall supervise and control the operation of the Plan and its general administration (other than investment matters which shall be the responsibility of the Investment Committee and the Trustee) and shall be a named fiduciary and shall be the Plan Administrator for purposes of ERISA. Marshall & Ilsley Corporation may delegate any of its administrative duties through its Chairman or any Vice President to any of its officers or employees or to a Retirement Committee appointed by the Chairman or to any Employer. An Employer may delegate any of its administrative duties through its President or Vice President to any of its officers or employees or to a Retirement Committee appointed by its President. The Investment Committee and the Trustee shall also be named fiduciaries.

        11.02   Powers of Administration. The Plan Administrator shall have such powers as may be necessary to direct the general administration of the Plan, including (but not by way of limitation) the following:

(a)	to construe and interpret the Plan and to make equitable adjustments for any mistake or errors made in the administration thereof;

(b)	to establish and administer the claims procedure provided for in Section 11.05;

(c)	to prescribe such procedures, rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan or any of its duties hereunder;

(d)	to decide questions of eligibility for participation, determine allocations and determine the right of any person to a benefit and to determine the amount, manner and time of payment of any benefits;

(e)	to prescribe the form and manner of application for any benefits hereunder or forms to be used in the general administration hereof;

(f)	to receive from Employers and from Participants or their Beneficiaries such information as shall be necessary for the proper administration of the Plan; and

(g)

to establish a written procedure for determining the qualified status of any "domestic relations order" and complying with requirements of paragraph 206(d)(3) of ERISA relating to such "domestic relations orders".

(h)

to take voluntary corrective action the Plan Administrator considers necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith, or as a consequence of administrative or operational error. Such corrective action may include, but shall not be limited to, taking any action required under the employee plans compliance resolution system of the Internal Revenue Service, any asset management or fiduciary conduct error correction program available through the Department of Labor (DOL) or any similar correction program instituted by the IRS, DOL or other administrative agency, reallocating Plan assets, adjusting amounts of future payments to Participants, Beneficiaries or alternate payees, and instituting and prosecuting any action to recover benefit payments made in error or on the basis of incorrect or incomplete information.

        All determinations of the Plan Administrator shall be conclusive and binding for all purposes hereunder to the fullest extent permitted by law.

        11.03   Claim and Domestic Relations Order Review Procedure. The Plan Administrator shall establish and administer a reasonable written procedure for the filing of claims (requests for benefits) by the Participants or their Beneficiaries, and for determining the qualified status of any "domestic relations order" as defined in paragraph 206(d)(3) of ERISA, including segregation to the extent required by law of any Accounts thereby contested, all in accordance with such regulations as may be issued by the Secretary of Labor. The Plan Administrator shall provide written notice to any Participant, Beneficiary, or alternate payee whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, and shall afford a reasonable opportunity to any Participant or Beneficiary for a full and fair review of the decision denying the claim in accordance with such regulations as may be issued by the Secretary of Labor and consistent with the claims procedure established by that Plan Administrator.

        The Plan Administrator shall have full and complete discretionary authority to determine eligibility for benefits, to construe the terms of the Plan and to decide any matter presented through the claims review procedure. Any final determination by the Plan Administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Plan Administrator at the time of such determination.

        Effective January 1, 2001 and notwithstanding an other provision hereof to the contrary, in the event that a qualified domestic relations order permits or requires distribution from a Participant's Account at a time earlier than otherwise permitted under the Plan and if such payment can be made from the currently vested portion of the Participant's Account Values, then such payment shall be made notwithstanding the fact that it is being made prior to the time that the Participant himself or herself could receive distribution of the monies under the rules of the Plan. The Participant's Account balances in the Plan shall be permanently reduced by the amount of such payment from the Plan; the reduction shall, to the extent possible given his vested interest in each of his Accounts in the Plan and unless the qualified domestic relations order specifically orders to the contrary, be made pro rata among each of the Accounts which the Participant has in the Plan. In the event the Participant is not fully vested in his Profit-Sharing and Employer Money Purchase Pension Employer Contribution Accounts at the time such distribution to an alternate payee is made, his vested interest in that Account at any relevant time shall equal P(AB+D)-D. For purposes of applying this formula: P is the vested percentage at the relevant time; AB is the Profit-Sharing and Employer Money Purchase Pension Employer Contribution Account balances at the relevant time; D is the amount of the distribution from his Profit-Sharing and Employer Money Purchase Pension Employer Contribution Accounts to the alternate payee.

ARTICLE XII

RIGHTS OF PARTICIPANTS

        12.01   No Contract of Employment. The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Employer and any employee, and the Employer shall have the right in all respects to deal with its employees, their hiring, discharge, compensation and conditions of employment as though the Plan did not exist. No employee shall have any right to question the action of the Employer in discontinuing its contributions to this Plan or in terminating this Plan in its entirety. Each Participant shall have the right to see the record of his Account(s) but no right to inquire as to the Accounts of other Participants.

        12.02   Restrictions as to Payees. This Plan is established for the purpose of providing for the support of the Participants upon their retirement and for the support of their beneficiaries as herein provided. No right or interest of any Participant shall be subject to alienation, anticipation or encumbrance by the Participant, and, to the fullest extent provided by law, no rights or interest of any kind of any Participant shall be subject to garnishment, attachment, execution or levy of any kind except payments pursuant to qualified domestic relations orders pursuant to paragraph 206(d)(3) of ERISA and except payments pursuant to federal tax liens and as permitted by Code Section 401(a)(13)(C). If any Participant or Beneficiary entitled to receive a distribution under the Plan is a minor or incompetent person or is unable to attend to his or her own financial affairs, in the good faith judgment of the Plan Administrator, then payment may be authorized by the Plan Administrator to be made to the person or persons responsible for, caring for, or supporting such Participant or Beneficiary, in the discretion of the Plan Administrator. Any such payments shall fully discharge all obligations of all fiduciaries under the Plan and Trust as to the payee, manner and amount of such distribution(s).

        12.03   Merger, Consolidation or Transfer. In the event this Plan is merged or consolidated with, or its assets or liabilities or the Fund are transferred to, any other plan or trust, each Participant hereunder shall be entitled to receive a benefit calculated immediately after such merger, consolidation or transfer (if the Plan then terminates) which is at least equal to the value of the benefit he would have been entitled to receive had this Plan terminated immediately prior to such event.

ARTICLE XIII

AMENDMENT AND TERMINATION

        13.01   Amendment. Marshall & Ilsley Corporation, through action of its Board of Directors or action of any other person authorized by the Board to take such action, reserves the right at any time, and from time to time, to amend in whole or in part any or all of the provisions of the Plan, but no amendment shall be made by which any funds under the Plan can be used for, or diverted to, purposes other than for the exclusive benefit of Employees and their beneficiaries.

        Unless otherwise specifically stated in the amendment to the contrary, no amendment to this Plan shall have any applicability to persons who retired or otherwise terminated employment prior to the effective date of such amendment. The rights of such persons shall be governed by the provisions of the Plan as in effect at the time of their retirement or earlier termination of employment, except that the rules for investment of Accounts shall apply equally to active and retired or terminated Participants.

        Unless the amendment is necessary to permit the Plan to meet the requirements for Treasury approval under the Internal Revenue Code or under any subsequent revenue law, to meet the requirements of the Department of Labor under ERISA or, of any other governmental authority under any other applicable law, no amendment shall adversely affect the benefits to which an Employee became entitled prior to the effective date of such amendment.

        13.02   Termination. It is intended by the Employer that the Plan shall constitute a permanent Plan for providing benefits for Employees, but each Employer, through action of its Board of Directors or action of any other person authorized by the Board to take such action, reserves the right to terminate the Plan at any time, or to permanently discontinue contributions thereto, with respect to its Employees, and Marshall & Ilsley Corporation, through action of its Board of Directors or action of any other person authorized by the Board to take such action, shall have the right to terminate the Plan as to all Employees, and thereafter no Employee of the Employer shall become a Participant nor shall any Employee of the Employer accrue additional benefits hereunder. Upon such termination (or partial termination as to Participants affected thereby) or permanent discontinuance of contributions, each Participant and beneficiary of each deceased Participant shall have a fully vested and nonforfeitable interest in any values held in his Account(s), but only with respect to amounts attributable to prior contributions to such Account(s), as of the date of such termination or discontinuance, and such values shall be distributed to such persons within a reasonable time under any method provided in the Plan.

        13.03   Non-Reversion. The Employer shall have no right, title or interest in the contributions made by it under the Plan and no part of the Trust Fund shall ever revert to it or for its benefit nor shall any part of the Trust Fund ever be used other than for the benefit of the Participants and their Beneficiaries except as follows:

(a)

In the event that the Internal Revenue Service initially determines that the Plan does not constitute a qualified employee pension plan meeting the requirements of Section 401(a) of the Internal Revenue Code with respect to the Employer's initial adoption of the Plan, then the Plan shall be null and void from the effective date with respect to the Employer, and any funds in the Trust at the time of such unfavorable determination which have been contributed by the Employer shall be returned within one year of the adverse Internal Revenue Service determination. In order for this paragraph (a) to be applicable, it is necessary that the application for the determination with respect to the Plan's initial qualification have been made by the time prescribed by law for filing the Employer's return for the taxable year in which such Plan was adopted or such later date as the Internal Revenue Service may prescribe.

(b)

All contributions hereunder are hereby expressly made conditional on their deductibility. If a contribution is made to the Trust by the Employer by a mistake of fact, then such contribution shall be returned to the Employer within one year after the payment of the contribution; and if any part or all of a contribution is disallowed as a deduction under Section 404 of the Internal Revenue Code with respect to the Employer, then to the extent a contribution is disallowed as a deduction it shall be returned to the Employer within one year after the disallowance.

ARTICLE XIV

MISCELLANEOUS

        14.01   Legislation Governs. This Plan is intended to meet the requirements of Section 401 and related provisions of the Internal Revenue Code and all applicable provisions of ERISA and regulations thereunder and any amendments thereto or replacements thereof (hereinafter, the "Applicable Employee Benefits Law") and this Plan shall be construed and operated accordingly. In the event of any conflict between any part, clause or provision hereof and the Applicable Employee Benefits Law, the provisions of such law shall be deemed controlling and the conflicting part, clause or provision hereof shall be deemed superseded to the extent of the conflict.

        The law of the State of Wisconsin shall govern this Plan in all matters which are to be determined by reference to state law as distinguished from federal law.

        14.02   Indemnification. No person incurring any loss resulting from liability for breach of its fiduciary duties with respect to the Plan shall be entitled to indemnification out of the assets of the Fund. However, the Employer shall indemnify any director, officer, employee, or agent of the Employer against any claim, liability, or action (including an action by or in the right of the Employer) asserted against such person in connection with an action or a failure to act with respect to the Plan, if such person acted in good faith and in a manner he believed to be in the best interests of Plan Participants; provided, however, that with respect to actions maintained by or in the right of the Employer, no indemnification will be made as to any claim, liability, or action in which such director, officer, employee, or agent of the Employer shall have been adjudged to be liable for negligence or misconduct in the performance of his duties, unless in light of all the attendant circumstances it shall be determined that such person is fairly and reasonably entitled to indemnity. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

        14.03   Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine or common genders, unless the context clearly indicates to the contrary. The words "hereof", "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or section. Where applicable, words in the singular shall include the plural, and vice versa.

        14.04   Headings. The headings and subheadings in this instrument are inserted for convenience and reference only and are not to be used in construing the Plan or any provision thereof.

        14.05   Non-Discrimination. Whenever any discretionary action or decision is to be made by the Plan Administrator hereunder, such action or decision shall be final and binding upon all persons, provided that the Plan Administrator exercises such discretion in a uniform and non-discriminatory fashion so that all Participants under similar circumstances are treated in a like manner.

        14.06   Absence of Guaranty. Neither the Employer nor the Plan Administrator nor the Investment Committee in any way guarantee the Fund against loss or depreciation. Unless otherwise provided by law, the Employer, its directors, officers, employees and agents and the Plan Administrator and the Investment Committee shall in no manner be liable to any Participant or Beneficiary or any other person under or by reason of the terms and conditions of the Plan.

        14.07   Unclaimed Accounts. Any Account which cannot be paid due to an inability to locate the applicable Participant or Beneficiary, shall be forfeited and used to offset Employer Contributions otherwise due hereunder. Prior to any forfeiture, the Plan Administrator shall make reasonable attempts to locate the person entitled to any distribution. Any Account forfeited pursuant to this Section 14.07 shall be restored and paid to the applicable Participant or Beneficiary upon the making of a valid claim by such person. The amount to be restored shall equal the vested amount in the Account as of the Valuation Date coincident with or immediately preceding the forfeiture and shall come first from the Employer's discretionary contribution under Section 3.01 for a Plan Year, and finally, if necessary from a special one-time Employer contribution made solely for this purpose.

        14.08   Corporate Dispositions.

(a)

For purposes of this Plan, an Employee shall be deemed to have terminated his employment in the circumstance where the Employer has sold assets or a subsidiary to an unrelated third party and such person commences working for the purchaser of the assets or continues working for the subsidiary after such sale with the result that the employer of such person is no longer a member of a group of Affiliated Employers that includes Marshall & Ilsley Corporation so long as no assets or liabilities attributable to such person are transferred from this Plan to a plan of the purchaser (or an affiliate of the purchaser under Code Section 414(b), (c) or (m)) and so long as the new employer is not substituted as a sponsor of this Plan (or, in the case of a stock sale, the subsidiary in the hands of the new owner does not continue this Plan).

(b)

So long as required by IRS rules, the foregoing paragraph (a) shall not apply to any Salary Redirection Account of the Participant in the Plan. However, so long as this Plan continues to be maintained after such disposition such Salary Redirection Account may be distributed to a Participant in a lump sum upon:

(i)

The disposition by the Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2) used by the Employer in a trade or business of the Employer but only with respect to an individual who continues employment with the corporation acquiring such assets.

(ii)

The disposition by the Employer of the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3), but only with respect to an individual who continues employment with such subsidiary.

        14.09   Reemployment Following Military Service. Effective as of December 12, 1994 and notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

        14.10   Expenses. All expenses incurred in the administration of the Plan shall be paid for by the Trust to the extent not paid by the Employer. Such expenses shall include any expenses incident to the administration of the Plan, including, but not limited to, fees of accounts, counsel and other specialists.

        14.11   Electronic Alternative to Writings. Any election, designation, waiver or other action to be taken in writing pursuant to the provisions of this Plan may instead be made electronically to the extent permitted under IRS and Department of Labor regulations governing retirement plans and to the extent permitted under applicable procedures established by the Plan Administrator.

ARTICLE XV

TOP-HEAVY PROVISIONS

        15.01   Application. The provisions of this Article XV shall become effective only in any Plan Year in which the Plan is determined to be a top-heavy plan within the meaning of Section 416(g) of the Code.

        15.02   Determination of Top-Heavy Status. The Plan will be a top-heavy plan for the Plan Year if, as of the last day of the preceding Plan Year:

(a)

the aggregate of the value of all the Accounts (excluding any amount representing a rollover from an IRA or qualified plan and excluding transferred amounts from the M&I Retirement Plan and excluding any amount attributable to deductible voluntary contributions, and, only for the first Plan Year of the Plan, excluding any Employer contributions due to be allocated as of such date) of Key Employees exceeds 60% of the value of such Accounts of all Employees under the Plan (the "60% Test"); or

(b)	the Plan is part of a Required Aggregation Group and the Required Aggregation Group is a Top-Heavy Group.

        Notwithstanding the results of the 60% Test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is part of a Required or a Permissive Aggregation Group which is not a Top-Heavy Group.

        15.03   Special Vesting, Minimum Contribution and Compensation Rules. While the Plan is a top-heavy plan, the following special rules shall apply:

(a)

Notwithstanding the provisions of the regular vesting schedule of this Plan set out in Article VIII hereof, a Participant's interest in his Profit-Sharing and Money Purchase Pension Employer Contribution Accounts shall become fully vested and nonforfeitable as determined in accordance with the following:

Years of Vesting Service	Portion of Participant's Profit-Sharing and Money Purchase Pension Employer Contribution Accounts Vested in Participant
Less than 2	0
At least 2 but less than 3	20%
At least 3 but less than 4	40%
At least 4 but less than 5	60%
At least 5 but less than 6	80%
6 or more	100%

If the Plan was a top-heavy plan and subsequently ceases to be such, the vesting schedule in this Section 15.03(a) shall continue to apply in determining the vesting percentage of any Participant who had at least five years of Vesting Service as of the last day of the last Plan Year that the Plan was top-heavy. For all other Participants, two Profit-Sharing and Money Purchase Pension Employer Contribution Accounts shall be maintained--the old Profit-Sharing and Money Purchase Pension Employer Contribution Accounts and the new Profit-Sharing and Money Purchase Pension Employer Contribution Account. The starting balance of the old Profit-Sharing and Money Purchase Pension Employer Contribution Account; shall be the balance as of such last day. All contributions and forfeitures allocated as of a date subsequent to such last day shall be allocated to the new Profit-Sharing and Money Purchase Pension Employer Contribution Accounts. The Participant's vesting percentage with respect to his new Profit-Sharing and Money Purchase Pension Employer Contribution Accounts shall be determined in accordance with the regular vesting schedule provided in Article VIII hereof. The Participant's vesting percentage in his old Profit-Sharing and Money Purchase Pension Employer Contribution Account at any time shall be the greater of (i) the vesting percentage determined under the regular vesting schedule provided in Article VIII hereof or (ii) the vesting percentage determined on such last day under the vesting schedule in this subsection.

(b)

If contributions, including Salary Redirection Contributions or Employer Incentive Contributions, or forfeitures or both are allocated to the Account of any Key Employee, then the total amount thereof, expressed as a percentage of the Key Employee's Code Section 415 compensation (limited to the first $150,000 thereof) subject to annual adjustment automatically in accordance with Code Section 416(d)(2) for the Key Employee receiving the largest such percentage shall be determined. All Participants who remain in the Employer's employ at the end of the Plan Year and who are Non-Key Employees shall then be entitled to receive certain minimum allocations to their Profit-Sharing and Money Purchase Employer Contribution Accounts as follows:

(i)

if the percentage so determined for the Key Employee equals or exceeds 3%, then otherwise eligible non-Key Employees must receive allocations to the combination of their Profit-Sharing and Money Purchase Employer Contribution Accounts of at least 3% of their Code Section 415 compensation; and

	(ii)	if the percentage so determined for the Key Employee is less than 3%, then otherwise eligible non-Key Employees must receive allocations at least equal to such percentage.

For purposes of satisfaction of the minimum contribution requirements for Non-Key Employees herein imposed, no contributions or benefits under the Social Security Act shall be taken into account nor may contributions under Articles V or VI for Non-Key Employees be taken into account.

(c)

Notwithstanding paragraph (b) above, the amount which must be allocated to Non-Key Employees under paragraph (b) above shall be reduced by the amounts otherwise allocated under Articles III and IV, but not amounts allocated under Article V and VI.

        15.04   Impact on Maximum Defined Contribution and Defined Benefit Plan Limitations. For any Plan Year in which the Plan is a top-heavy plan, in the combined Plan limitation section (Section 7.02) the number "1.0" shall be substituted for the number "1.25", unless (i) the contributions and forfeitures for such Plan Year allocated to non-Key Participants under the Plan (and under other defined contribution plans of the Employer which are part of a Required or Permissive Aggregation Group with this Plan) equals at least 7.5% of Section 415 Compensation and (ii) this Plan and any other group plans which are part of a Required or Permissive Aggregation Group with this Plan would not be considered to be Top-Heavy under the tests of Sections 15.02 and 15.05(d) if "90%" were substituted for "60%" in such sections.

        15.05   Top-Heavy Provisions. For purposes of this Article XV, the following definitions shall apply:

(a)	"Key Employee" shall mean any employee, former employee or Beneficiary who at any time during the Plan Year or during any of the four preceding Plan Years is

(i)

an officer of the Employer or an Affiliated Employer with an annual compensation from the Employer and Affiliated Employers greater than 50% of the amount in effect in Code Section 415(b)(i)(A) (but not more than 50 officers or, if lesser, the greater of 3 or 10% of the employees of the Employer together with all Affiliated Employers),

(ii)

one of the ten employees having annual compensation from the Employer and Affiliated Employers greater than 100% of the amount in effect in Code Section 415(c)(1)(A) and owning the largest equity interests in the Employer together with all Affiliated Employers,

	(iii)	an employee with more than 5% equity interest in the Employer together with all Affiliated Employers, or

	(iv)	an employee with a 1% equity interest in the Employer together with all Affiliated Employers and an annual compensation from the Employer and Affiliated Employers of $150,000 or more.

(b)

"Required Aggregation Group" shall mean those plans of the Employer and of all Affiliated Employers in which a Key Employee participates or which must be aggregated in order to satisfy the participation and coverage requirements of Code Sections 401(a)(4) and Code Section 410

(c)

"Permissive Aggregation Group" shall mean the Required Aggregation Group, plus any other plans maintained by the Employer or an Affiliated Employer, which the Employer may choose to aggregate, provided all plans so aggregated satisfy the participation and coverage requirements of Code Sections 401(a)(4) and Code Section 410.

(d)

"Top-Heavy Group" means any aggregation group in which the present value of all accrued benefits (excluding amounts attributable to deductible voluntary contributions) of Key Employees exceeds 60% of the present value of all accrued benefits for all participants in plans within the aggregation group.

(e)	"Non-Key Employee" means any employee of the Employer or an Affiliated Employer who is not a Key Employee.

ARTICLE XVI

INVESTMENTS

        16.01   Investment Committee. The Chairman of Marshall & Ilsley Corporation shall appoint the M&I Retirement Investment Committee (the "Investment Committee) consisting of a Chairman and two additional members to direct the Trustee with respect to the investment of the Fund. The Chairman and each such additional member of the Investment Committee shall serve at the pleasure of the Chairman of Marshall & Ilsley Corporation until their successors are appointed in like manner. Such Committee shall be a named fiduciary of the Plan.

        Any such Investment Committee may in its regulations or by action delegate the authority to any one or more of its members to take any action on behalf of the Investment Committee and as to such actions, no meetings or unanimous consent shall be required. The Investment Committee may also act at a meeting or by its unanimous written consent. A majority of the members of the Investment Committee shall constitute a quorum for the transaction of business and shall have full power to act hereunder. All decisions shall be made by vote of the majority present at any meeting at which a quorum is present, except for actions in writing without a meeting which must be unanimous. The Investment Committee may appoint a Secretary who may, but need not be, a member of the Investment Committee. The Investment Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.

        The Investment Committee shall have full power to exercise the Employer's power under the Trust to direct investments or to appoint Investment Managers unless and until such authority is superceded by action of the Board of Directors of Marshall Ilsley Corporation (or its successor).

        16.02   Investment Funds. The Investment Committee may provide for the creation of one or more investment funds as provided in the Trust Agreement (the "Investment Funds"), including an M&I Fund as described in the Trust Agreement. The Committee may also determine to permit all Participants or classes of Participants to direct the investment of their Accounts among any such Investment funds. The frequency with which a Participant may change such investment election, the manner of directing such change of investment election, the time by which such change must be communicated to the Plan by the Participant and all other aspects of administration of Participant investment election shall be in compliance with such policies and procedures as established by the Investment Committee from time to time. It is intended that the Investment Committee shall endeavor to exercise its discretion so that the Plan and its fiduciaries will be entitled to relief under Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended and the Committee shall have full authority to take all actions it deems necessary to comply with Section 404(c). Notwithstanding the foregoing, the Post-1984 Incentive Contribution Account of each Participant shall be invested in a separate Investment Fund known as the M&I Fund which shall be invested primarily in Employer Stock. In any event no more than 10% of the total assets of all Money Purchase Pension Employer Contribution Accounts may be invested in Qualifying Employer Securities.

        16.03   Net Earnings. The net earnings of each of the Investment Funds created under Section 16.02 in which accounts are invested shall be determined separately. The net earnings of each Fund shall consist of the income from the assets in the Fund, including interest, dividends, profits from the sale of assets and unrealized appreciation, minus all fees and expenses charged to the Fund, losses from the sale of assets and unrealized depreciation. The Trustee will make an annual appraisal of all Accounts as of each Valuation Date. Employer Stock, other securities and other assets shall be valued at their fair market value in accordance with a customary method consistently followed and uniformly applied. The net earnings or net losses in each such Fund shall be allocated pro rata to the Accounts of each Participant in such Fund as of each Valuation Date, based on the then balance in each such Account taking into consideration contributions and withdrawals since the last Valuation Date.

        16.04   Responsibility of Participant. The selection of an investment option under the rules of Section 16.02 is the sole responsibility of each Participant. Neither the Plan Administrator, the Trustee, the Investment Committee nor the Employer is authorized or permitted to advise a Participant as to the selection of any option or the manner in which his Accounts shall be invested. Unless otherwise required by ERISA, the selection of an investment option by a Participant shall not impose any liability on the Plan Administrator, the Trustee, the Investment Committee or the Employer.

        16.05   Statement to Participants. The Plan Administrator shall cause to be furnished to each Participant, no less frequently than once in each Plan Year, a statement showing the value of each of his Accounts.

ARTICLE XVII

VOTING EMPLOYER STOCK

        To the extent that any shares of the Employer Stock held as part of the Fund have voting rights attendant thereto, the Trustee shall exercise such voting rights as provided herein.

        At the time notice is given to any holder of such Employer Stock with respect to the holding of a shareholders meeting, Marshall & Ilsley Corporation shall cause to be prepared and delivered to each Participant who has Employer Stock allocated to his Account, a notice and form of proxy directing how the Trustee shall vote at such a meeting or any adjournment thereof. Such notice shall instruct each individual to return in accordance with reasonable time deadlines and procedures his proxy to a fiduciary appointed by the Investment Committee (or an independent fiduciary in turn appointed by the original fiduciary pursuant to Section 404(c) compliance procedures established by the Committee).

        The fiduciary (or an independent fiduciary in turn appointed by the original fiduciary pursuant to Section 404(c) compliance procedures established by the Committee) appointed by the Investment Committee shall direct the Trustee to vote all shares of Employer Stock held in a Participant's Account for which it has received instructions, in accordance with those instructions. With respect to Employer Stock held in an Account for which no instructions have been timely received from individuals pursuant to the preceding paragraph prior to the time for voting, such Employer Stock shall not be voted unless the Trustee is otherwise directed by the Investment Committee.

        The rules set forth above shall also apply in the context of a tender offer or solicitation of proxies, consents or other authorizations.

ARTICLE XVIII

DIRECT ROLLOVER

        18.01   General Rule. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        18.02   Definitions.

(a)

Eligible rollover distribution: an eligible rollover distribution is any distribution otherwise authorized by the Plan of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a) of the Code; and the portion of any distribution that is not includable in gross income determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Effective January 1, 1999, a hardship withdrawal described in Code Section 401(k)(2)(B)(i)(iv) (and effective January 1, 2002 any hardship withdrawal) shall not be treated as an eligible rollover distribution.

(b)

Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c)

Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d)	Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

        18.03   $1,000 Rule. If the recipient should fail to make a direct rollover election with respect to a distribution which is an eligible rollover distribution and if the amount of that distribution is in excess of $1,000, then the Plan Administrator shall cause the recipient's distribution to be rolled to an individual retirement account selected by the Plan Administrator. (Of course, once such distribution is made the recipient may elect to receive a distribution from the individual retirement account or to roll the assets of that individual retirement account to some other individual retirement account or employer sponsored retirement plan authorized under the Code to accept rollovers.) The rules of this paragraph (e) are effective after December 31, 2001 or such later date as established under applicable regulations.

ARTICLE XIX

LIMITATIONS ON MATCHED AND UNMATCHED
SALARY REDIRECTION CONTRIBUTIONS
AND EMPLOYER INCENTIVE CONTRIBUTIONS

        19.01   Deferral Percentage Test For Salary Redirection Contributions. For each Plan Year the deferral percentage for the group of highly Compensated Participants shall meet one of the following tests:

(a)

The deferral percentage for the group of Highly Compensated Participants for the Plan Year shall not exceed the deferral percentage for all other Participants for the prior Plan Year multiplied by 1.25; or

(b)	(i)

The excess of the deferral percentage for the group of Highly Compensated Participants for the Plan Year over that of all other Participants for the prior Plan Year shall not exceed two percentage points, and

(ii)

The deferral percentage for the group of Highly Compensated Participants for the Plan Year shall not exceed the deferral percentage for all other Participants for the prior Plan Year multiplied by 2.0.

        For purposes of determining whether the Plan satisfies the actual deferral percentage test in this Section 19.01, all Salary Redirection Contributions made under this Plan will be aggregated with deferral contributions made under any other qualified plan(s) of the Company or an Affiliated Employer if this Plan and such other plan(s) are aggregated for purposes of Code Section 410(b) (other than Code Section 410(b)(2)(A)(ii)). The Plan Administrator may elect to apply the above test on the basis of current Plan Year data, rather than prior Plan Year data for the group of Participants who are not Highly Compensated Employees; provided, however that if the Plan Administrator elects to use current year data for any Plan Year, it may only elect to return to the use of prior year data for a succeeding Plan Year after 2001 if such election change is consistent with applicable Treasury rules.

        For purposes of this Section 19.01:

(a)	A "Highly Compensated Participant" has the meaning set forth in Section 19.07.

(b)

"Deferral Percentage" for each Participant means the amount of the Participant's Salary Redirection Contributions for the relevant Plan Year divided by the Participant's Gross Annual Pay for the relevant Plan Year. The deferral percentage for both the group of Highly Compensated Participants and the group of all other Participants shall be the average of the individual deferral percentages calculated for each of the individual Participants in the group. In calculating the Deferral Percentage of each individual Participant, the Deferral Percentage shall be rounded to the nearest one hundredth of one percent. Similarly, in calculating the average Deferral Percentage for a group, such average Deferral Percentage shall be rounded to the nearest one hundredth of one percent. For purposes of this calculation, all employees of the Employers who sponsor this Plan shall be treated as though they were employed by a single Employer.

        19.02   Salary Redirection Contributions Shall be Limited to Certain Maximum Amounts. Notwithstanding any other provision hereof, no Participant shall be permitted to have Salary Redirection Contributions made on his behalf by the Employer which in the sole judgment of Marshall & Ilsley Corporation would cause the Deferral Percentage Test of Section 19.01 to be violated.

        19.03   Restrictions on Salary Redirection Contributions to Satisfy Limitations. If it becomes necessary in the sole judgment of Marshall & Ilsley Corporation pursuant to Section 19.02 to restrict the amount by which Participants may reduce their Gross Annual Pay and have corresponding Salary Redirection Contributions made on their behalf, the Highly Compensated Participants shall have their salary redirection and Salary Redirection Contributions reduced in accordance with the following procedures:

The percentage of salary redirection and Salary Redirection Contributions on behalf of the Highly Compensated Participant(s) for whom the Deferral Percentage under Section 19.01 is the highest (the "First Highest Participant(s)") shall be reduced pro rata to the extent necessary to satisfy Section 19.01, but not below the Deferral Percentage for the Highly Compensated Participant(s) for whom such Deferral Percentage is the next highest (the "Second Highest Participant(s)"); and then, if further reduction is needed, the percentage of the salary redirection and Salary Redirection Contributions on behalf of the First Highest Participant(s) and Second Highest Participant(s) shall be reduced pro rata, to the extent necessary to satisfy Section 19.01, but not below the Deferral Percentage for the Highly Compensated Participant(s) for whom such Deferral Percentage is the next highest; and so on to the extent necessary until the test of Section 19.01 is satisfied. For purposes of this Section 19.03, all Deferral Percentages shall be rounded to the nearest one hundredth of one percent as provided in Section 19.01

.

        To the extent that Marshall & Ilsley Corporation in its sole discretion determines that the Salary Redirection Contributions of a Participant for any period during a Year are to be restricted in order to comply with the limitations specified in this Article XIX of the Plan, Marshall & Ilsley Corporation will notify the Participant of such fact.

        19.04   Application of Amounts Which Would Have Been Salary Redirection Contributions but for Restriction. With respect to the amounts by which a Participant's Gross Annual Pay would have been reduced and with respect to which corresponding amounts would have been contributed by the Employer as Salary Redirection Contributions but with respect to which corresponding amounts cannot be contributed as Salary Redirection Contributions due to the limitations of Sections 19.02 and 19.03, such reductions in Gross Annual Pay shall not take place and corresponding amounts shall not be so contributed to the Plan but, instead, such amounts shall be paid to the Participant on each Payroll Disbursement Date as part of Annual Pay. In the unanticipated event that it is not determined that Salary Redirection Contributions must be limited pursuant to Sections 19.02 and 19.03, prior to the time that all or a portion of such contributions have been made, such amounts which were contributed to the Plan as Salary Redirection Contributions which cannot be so contributed due to such limitations shall instead be deemed to be excess contributions. Such excess contributions on behalf of the Participant (and income) shall be designated by the Employer as a distribution of excess contributions (and income) under Code Section 401(k) and shall be distributed to the Participant by the end of the Plan Year following the Plan Year with respect to which such excess contributions were made. (The Employer recognizes that if the Plan Administrator does not make such distribution by the March 15th following the Plan Year with respect to which such excess contributions were made, the Employer will be subject to an excise tax under Code Section 4979.) For purposes of determining the amount of excess contributions of each Highly Compensated Participant, it is first necessary to determine the dollar amount by which each such Participant's contributions would have been restricted under Section 19.03 in order to achieve compliance with the tests of Section 19.01. Then, the aggregate dollar amount of such contributions for all such Participant's is to be calculated. Then, the total of those contributions for any Plan Year shall be distributed to Highly Compensated Participants on the basis of the dollar amount of contributions (rather than the percentage of Gross Annual Pay which those contributions represent) on behalf of, or by, each such person in accordance with the requirements of Code Section 401(k).

        When excess contributions are distributed, the amount to be distributed shall be increased by earnings thereon or reduced by losses thereon for the Plan Year and for the period between the end of the Plan Year to which such excess contributions relate (but not for the period between the end of that Plan Year and the date of distribution). Earnings and losses shall be determined without regard to whether there has been realized appreciation or loss.

        The earnings or losses allocable to the excess contributions for the Plan Year are determined by multiplying net earnings or losses for the Plan Year in the Participant's Salary Redirection Contributions Accounts by a fraction. The numerator of the fraction is the amount of the excess contributions on behalf of the Participant for the Plan Year. The denominator of the fraction is the total balance of the Participant's Salary Redirection Contributions Accounts as of the first day of the Plan Year plus the Participant's Salary Redirection Contributions for the Plan Year.

        Even though such excess contributions are distributed, they shall nevertheless be taken into account for purposes of the limitation on Annual Additions described in Article VII.

        If the distribution of any excess contributions under this Section 19.04, or the distribution of any excess deferrals under Section 19.06, results in any Employer Incentive Contributions attributable to such excess contributions or excess deferrals violating the discrimination rules of Code Section 401(a)(4), such Employer Incentive Contributions (and income thereon, if required by applicable rules) shall be distributed as described in Section 19.08.

        19.05   Coordination of Salary Redirection Agreements. A Participant's salary redirection agreement shall be deemed to provide that the Participant's maximum salary redirection shall be the percentage of salary redirection designated by the Participant or such lesser amount as is the maximum amount which, in the sole judgment of Marshall & Ilsley Corporation, is permitted under the limitations of this Article XIX.

        19.06   $7,000 Cap on Salary Redirection Contributions. Notwithstanding any provision of the Plan to the contrary, the maximum amount of Salary Redirection Contributions which can be made on behalf of a Participant in any calendar year is $7,000 (such amount shall automatically adjust in accordance with Code Section 415(d)).

        In the unanticipated event that more than such amount of Salary Redirection Contributions has been made by the Employer on behalf of the Participant to this Plan in any calendar year (and/or in the event that the Participant has had more than such amount of such contributions made on his behalf under this Plan and any other qualified plans of any employer or any other plans subject to Code Section 402(g) in which he is covered and, with respect to a plan not sponsored by the Employer or an Affiliated Employer, has by writing communicated to the Plan Administrator prior to March 1st of the year following the year for which such contributions were made the amount of such excess contributions which are to be attributed to this Plan) any such excess contributions (plus earnings or reduced by losses thereon) shall be distributed to him prior to April 15th of the year following the calendar year to which the excess contributions relate.

        Excess contributions (plus earnings or reduced by losses thereon) which are distributed prior to April 15th of the calendar year following the calendar year with respect to which they were made shall not be taken into account for purposes of the limitation on Annual Additions described in Article VII. Such distributed excess contributions (plus earnings or reduced by losses thereon) shall be taken into account as Salary Redirection Contributions for purposes of Section 19.01 above for the Plan Year to which they relate for Highly Compensated Participants but not for non-Highly Compensated Participants.

        When excess contributions are distributed, the amount to be distributed shall be increased by earnings thereon or reduced by losses thereon for the calendar year to which such excess contributions relate (but not for the period between the end of that calendar year and the date of distribution). Earnings and losses shall be determined without regard to whether there has been realized appreciation or loss.

        The earnings or losses allocable to the excess contributions for the calendar year are determined by multiplying net earnings or losses for the calendar year in the Participant's Salary Redirection Contributions Account by a fraction. The numerator of the fraction is the amount of the excess contributions on behalf of the Participant for the calendar year. The denominator of the fraction is the total balance of the Participant's Salary Redirection Contributions Account as of the first day of the calendar year, plus the Participant's Salary Redirection Contributions for the calendar year.

        Contributions treated as Salary Redirection Contributions for purposes of tests in this Article XIX which are not in fact Salary Redirection Contributions (e.g., Employer Incentive Contributions tested as Salary Redirection Contributions under Section 19.10(c)) are not subject to the limitations of this Section 19.06.

        In the event that amounts are to be distributed to Participants as a result of excess contributions under this Section 19.06 and in the event that amounts are to be distributed to Participants as a result of excess contributions under Section 19.04 and/or excess aggregate contributions under Section 19.09, the excess contributions (plus earnings or reduced by losses thereon) for purposes of this Section 19.06 shall be calculated and distributed first and, then, the excess contributions (plus earnings or reduced by losses thereon) for purposes of Section 19.04 shall be calculated and distributed second, and then the excess aggregate contributions (plus earnings or reduced by losses thereon) for purposes of Section 19.09 shall be calculated and distributed third, consistent with rules prescribed by the Secretary of the Treasury.

        19.07   "Highly Compensated Participant." "Highly Compensated Participant" for any Plan Year after 1996 means any Participant who is a "Highly Compensated Employee" within the meaning of Code Section 414(q), i.e., any employee of any Employer or Affiliated Employer:

(a)	was more than a 5% owner, as defined in Code Section 416(i)(1)(B), of the Employer or any Affiliated Employer during the Plan Year or immediately preceding Plan Year; or

(b)

during the immediately preceding Plan Year received annual compensation from the group consisting of the Employer and any Affiliated Employers of more than $80,000 (or such greater amount as may be established by the Internal Revenue Service) and was in the top 20% of employees in the group consisting of the Employer and any Affiliated Employers during that immediately preceding year.

        For purposes of this Section 19.07 "compensation" shall have the same meaning as Section 415 Compensation as defined in Section 7.04(d) plus for years prior to 1998 the amounts described in the last sentence of Section 7.04(d).

        In addition, for any Plan Year following reemployment after a termination of employment, an employee shall be treated as a Highly Compensated Employee if, either at the time he originally terminated employment or at any time after attaining age 55, he was a Highly Compensated Employee.

        The determination of who is a Highly Compensated Employee shall be made in accordance with Code Section 414(q) and regulations thereunder (including the use of any transition rules and/or available alternatives, as elected by the Employer).

        19.08   Deferral Percentage Test for Employer Incentive Contributions.

(a)	For each Plan Year the deferral percentage for the group of Highly Compensated Participants shall meet one of the following tests:

	(i)

The deferral percentage for the group of Highly Compensated Participants for the Plan Year shall not exceed the deferral percentage for all other Participants for the prior Plan Year multiplied by 1.25; or

	(ii)	(1)

The excess of the deferral percentage for the group of Highly Compensated Participants for the Plan Year over that of all other Participants for the prior Plan Year shall not exceed two percentage points, and

		(2)

The deferral percentage for the group of Highly Compensated Participants for the Plan Year shall not exceed the deferral percentage for all other Participants for the prior Plan Year multiplied by 2.0.

For purposes of determining whether the Plan satisfies the percentage test in this Section 19.08, all Employer Incentive Contributions made under this Plan will be aggregated with any after-tax contributions and/or matched contributions under any other plan(s) of the Employer or an Affiliated Employer if this Plan and such other plan(s) are aggregated for purposes of Code Section 410(b) (other than Code Section 410(b)(2)(A)(ii)). The Plan Administrator may elect to apply the above test on the basis of current Plan Year data, rather than prior Plan Year data for the group of Participants who are not Highly Compensated Employees; provided, however that if the Plan Administrator elects to use current year data for any Plan Year, it may only elect to return to the use of prior year data for a succeeding Plan Year after 2001 if such election change is consistent with applicable Treasury rules.

(b)	For purposes of this Section 19.08:

	(i)	"Highly Compensated Participant" has the same meaning as set forth in Section 19.07.

(ii)

"Deferral percentage" for each Participant means the amount of the Employer Incentive Contributions allocated to the Participant for the relevant Plan Year divided by the Participant's Gross Annual Pay for the relevant Plan Year. The deferral percentage for both the group of Highly Compensated Participants and the group of all other Participants shall be the average of the individual deferral percentages calculated for each of the individual Participants in the group. In calculating the Deferral Percentage of each individual Participant, the Deferral Percentage shall be rounded to the nearest one hundredth of one percent. Similarly, in calculating the average Deferral Percentage for a group, such average Deferral Percentage shall be rounded to the nearest one hundredth of one percent. For purposes of this calculation, all employees of all the Employers who sponsor this Plan shall be treated as though they were employed by a single Employer. A Participant who is ineligible to share in an allocation of Employer Incentive Contributions shall be ignored for purposes of the tests in this Section 19.08.

        19.09   Correction of Excess Employer Incentive Contributions.

(a)

Notwithstanding any other provision of the Plan to the contrary, the Employer Incentive Contributions due under Article VI may, in the discretion of Marshall & Ilsley Corporation, be reduced to the amount which, in the judgment of Marshall & Ilsley Corporation, in its sole discretion, equals the sum of (1) the Employer Incentive Contributions which would ordinarily be made and allocated under Article VI for non-Highly Compensated Participants plus (ii) the maximum amount of Employer Incentive Contributions which can be made and allocated under Article VI for Highly Compensated Participants (restricted as provided in the paragraph (b) below) and still remain in compliance with the limitations of Section 19.08 without having to return excess contributions.

(b)

Notwithstanding any other provision of the Plan to the contrary, in the event the Marshall & Ilsley Corporation determines that it is necessary to reduce the allocation of Employer Incentive Contributions to Highly Compensated Participants to satisfy the test of Section 19.08, such reduction shall be in accordance with the following procedure:

The allocation of Employer Incentive Contributions on behalf of the Participant(s) on behalf of whom allocations were to be the highest (the "First Highest Participant(s)") shall be reduced pro rata to the extent necessary to satisfy Section 19.08 but not below the amount of allocation of Company Matching Contributions for the Participant(s) from whom such allocations were to be the next highest (the "Second Highest Participant(s)"); and, then, if further reduction is needed, the allocation of Employer Incentive Contributions on behalf of the First Highest Participant(s) and Second Highest Participant(s) shall be reduced pro rata, to the extent necessary to satisfy Section 19.08, but not below the level of the allocations for the Participant(s) for whom such allocations were to be the next highest; and so on to the extent necessary.

(c)

Any amounts which were allocated to a Highly Compensated Participant's Account for a Plan Year as Employer Incentive Contributions under Article VI which would cause violation of the test of Section 19.08 above for that Plan Year shall be deemed to be excess aggregate contributions. Such excess aggregate contributions (and income) of a Participant shall be designated by the Employer as a distribution of excess aggregate contributions (and income) under Code Section 401(m) and shall be distributed to him by the end of the Plan Year following the Plan Year with respect to which such excess aggregate contributions were made. (The Employer recognizes that if the Plan Administrator does not make such distribution by March 15th following the Plan Year with respect to which such excess aggregate contributions were made, the Employer will be subject to an excise tax under Code Section 4979.)

For purposes of determining the amount of excess aggregate contributions of each Highly Compensated Participant, it is first necessary to determine the dollar amount by which each such Participant's Matching Contributions would have been restricted under paragraph (b) above in order to achieve compliance with the tests of Section 19.08. Then, the aggregate dollar amount of such contributions for all such Participants is to be calculated. Then, the total of those excess aggregate contributions for any Plan Year shall be distributed to Highly Compensated Participants on the basis of the amount of contributions (rather than the percentage of Gross Annual Pay which those contributions represent) on behalf of, or by, each such person in accordance with the requirements of Code Section 401(m).

When excess aggregate contributions are distributed, the amount to be distributed shall be increased by earnings thereon or reduced by losses thereon for the Plan Year and for the period between the end of the Plan Year (but not for the period between the end of the Plan Year and the date of distribution). Earnings and losses shall be determined without regard to whether there has been realized appreciation or loss.

The earnings or losses allocable to the excess aggregate contributions for the Plan Year are determined by multiplying net earnings or losses for the Plan Year in the Participant's Post-1984 Incentive Contributions Account by a fraction. The numerator of the fraction is the amount of the excess contributions on behalf of the Participant for the Plan Year. The denomination of the fraction is the total balance of such Employer Incentive Account as of the first day of the Plan Year, plus the Employer Incentive Contributions for the Participant for the Plan Year.

Even though such excess aggregate contributions are distributed, they shall nevertheless be taken into account for purposes of the limitation on Annual Additions described in Article VII.

        19.10   Alternative Limitation.

(a)

Notwithstanding any other provision of the Plan to the contrary, for each Plan Year prior to 2002 it is necessary that the sum of (i) the average Deferral Percentage for the group of Highly Compensated Participants determined under Section 19.01 plus (ii) the average Deferral Percentage for the group of Highly Compensated Participants determined under Section 19.08 may not exceed the Aggregate Percentage for non-Highly Compensated Participants.

The "Aggregate Percentage" for non-Highly Compensated Participants is the greater of (i) or (ii) below:

	(i)	The sum of (1) plus (2) where:

		(1)	is One Hundred twenty-five percent of the greater of:

			a.	The average Deferral Percentage for the group of non-Highly Compensated Participants determined under Section 19.01, or

			b.	The average Deferral Percentage of the group of non-Highly Compensated Participants determined under Section 19.08; and

		(2)	is the lesser of:

			a.	Two times the lesser of:

				i.	The average Deferral Percentage of the group of non-Highly Compensated Participants calculated under Section 19.01; or

				ii.	The average Deferral Percentage of the group of non-Highly Compensated Participants determined under Section 19.08.

			b.	Two percentage points plus the lesser of:

				i.	The average Deferral Percentage of the group of non-Highly Compensated Participants calculated under Section 19.01 or

				ii.	The average Deferral Percentage of the group of non-Highly Compensated Participants determined under Section 19.08.

	(ii)	the sum of (1) plus (2) where:

		(1)	is One Hundred Twenty-Five percent of the lesser of:

			a.	The average Deferral Percentage of the group of non-Highly Compensated Participants determined under Section 19.01, or

			b.	The average Deferral Percentage of the group of non-Highly Compensated Participants determined under Section 19.08; and

		(2)	is the lesser of:

			a.	Two times the greater of:

				i.	The average Deferral Percentage of the group of non-Highly Compensated Participants calculated under Section 19.01; or

				ii.	The average Deferral Percentage of the group of non-Highly Compensated Participants determined under Section 19.08.

			b.	Two percentage points plus the greater of:

				i.	The average Deferral Percentage of the group of non-Highly Compensated Participants calculated under Section 19.01 or

				ii.	The average Deferral Percentage of the group of non-Highly Compensated Participants determined under Section 19.08.

(b)

In the event that the contributions made for and allocated to Highly Compensated Participants for a Plan Year cause the limitation of paragraph (a) to be exceeded, the violation shall at the election of Employer be deemed attributable to Salary Redirection Contributions or Employer Incentive Contributions or both and any excess shall be distributed under Sections 19.05 and 19.09 as applicable so that after such distributions are complete the tests of Sections 19.01, 19.08, this Section 19.10 are all met.

(c)

At the election of the Employer for any Plan Year, all or part of the Salary Redirection Contributions which would ordinarily be tested under the provisions of Section 19.01 through 19.04 may be tested as though they were Employer Incentive Contributions along with any other Salary Redirection Contributions under Section 19.08 through 19.09 (and for purposes of the alternative limitation of this Section 19.10.) (If Salary Redirection Contributions are so tested as though they were Employer Incentive Contributions, they must first be tested along with other Salary Redirection Contributions under the provisions of Sections 19.01 through 19.04 before they are then tested along with Employer Incentive Contributions under the provisions of Sections 19.08 and 19.09 and the alternative limitation of this Section 19.10.) Conversely, Employer Incentive Contributions which would ordinarily be tested under the provisions of Sections 19.08 and 19.09 may, at the election of the Employer, be tested along with any other Salary Redirection Contributions under the provisions of Section 19.01 through 19.05 (and for purposes of the alternative limitation under this Section 19.10). If such election is made with respect to any Plan Year, such reallocation for testing purposes shall also comply with any and all other applicable requirements under IRS Regulations under Code Sections 401(k) and 401(m) for purposes of such reallocated testing.

        19.11   Data Maintenance. The Company shall maintain records which demonstrate its compliance each Plan Year with the requirements of this Article XIX.

        19.12   Incorporation by Reference. This Article XIX is effective after 1996. The limitations of Internal Revenue Code Section 401(k) and 401(m) are hereby incorporated by reference. The foregoing paragraphs of this Article XIX set forth the basic requirements of Code Sections 401(k) and (m) as in effect after 1996. In the event of any conflict between the foregoing provisions of this Article XIX and the Section 401(k) and (m) requirements, the provisions of Sections 401(k) and 401(m) and regulations thereunder shall govern. The Plan also incorporates by reference any subsequent IRS guidance applicable under these Code provisions.

        19.13   Special Manner of Calculation of Tests. For the 1998 Plan Year, the Employer may elect for purposes of this Article XIX to treat the Plan as two separate plans and to perform the tests of Article XIX separately for the employees covered by each of the two separate plans. The two separate plans would consist of one plan covering those Employees who have both attained age 21 and completed one year of Eligibility Service by December 31, 1998 and a separate plan consisting of those who how have not both attained age 21 and completed one year of Eligibility Service by December 31, 1998. The Employer shall be permitted to make this election only if each of the deemed separate plans satisfy the requirements of Internal Revenue Code Section 410(b)(1) separately. For the 1999 Plan Year and future plan years, in applying the tests of this Article XIX, the Employer may elect to exclude those individuals who are not Highly Compensated Employees for that Plan Year and who have not both attained age 21 and completed one year of Eligibility Service by the last day of that Plan Year; provided, however, that the Employer shall be permitted to make the election only if the requirements of Code Section 410(b)(1) could be met separately by each of two deemed separate plans. For this purpose the two deemed separate plans would consist of the plan covering all Employees who have both attained age 21 and completed one year of Eligibility Service by the last day of the Plan Year and the other separate plan shall consist of those persons who are plan participants who have not both attained age 21 and completed one year of Eligibility Service by the last day of the Plan Year.

ARTICLE XX

FORMER VALLEY ACCOUNTS

        20.01   In General. This Article sets forth the rules applicable to a Participant's Former Valley Accounts and subaccounts described in Section 1.01(j).

        A Participant's Former Valley 401(k) Accounts shall be treated in all respects as Salary Redirection Contribution Accounts for all purposes under this Plan and shall be subject to all the same rules as applicable to Salary Redirection Accounts under this Plan.

        A Participant's Former Valley Employer Match Account, Former Valley Non-401(k) Account and Former Valley ESOP Account may be withdrawn by the Participant at any time in accordance with the provisions of Section 10.01 hereof.

        It is recognized that the investments made by the Former Valley Plan were different from the investments made under this Plan. The Investment Committee is authorized to make such different investment options available with respect to Former Valley Accounts as it deems desirable in recognition of the different investment options which have been available to such Accounts prior to the date of the merger of the Former Valley plan into this Plan.

        As provided in Section 6.03 of the Former Valley Bancorporation Thrift and Sharing Plan, individuals who had terminated employment prior to 1994 were subject to forfeiture rules and were not awarded full vesting. Specifically, the non-vested benefits of pre-1994 terminees from the Former Valley plan which would have continued to become forfeited as described in Section 6.03 of the Former Valley plan shall become forfeitures under this Plan at the same time as described in Section 6.03 of the Former Valley plan and shall be applied to reduce Employer Incentive Contributions hereunder at the same time as such forfeitures would have been applied to reduce Employer Matching Contributions under the terms of the Former Valley Bancorporation Thrift and Sharing Plan Trust.

ARTICLE XXI

FORMER SECURITY EMPLOYEES

        Marshall & Ilsley Corporation acquired Security Capital Corporation and affiliates thereof by merger on or about October 1, 1997. No individual who had been in the employ of Security or one of its affiliates shall participate in this Plan for any purpose prior to January 1, 1998. Any individual who is or becomes an Employee of the Employer on or after January 1, 1998 who had been in the employ of Security or one of its affiliates shall have such employment treated as employment hereunder for purposes of Section 2.01 and for purposes of Vesting Service under Section 1.29.

ARTICLE XXII

FORMER MSI PLAN ACCOUNTS

        22.01   In General. This Article sets forth the rules applicable to a Participant's Former MSI Plan Account and subaccounts described in Section 1.01(k).

        Except as set forth in Section 22.02 below a Participant's Former MSI Plan Account shall be subject to the same rules as applicable to a Participant's Accounts generally under the rules of this Plan, e. g., a Participant's Former MSI Before Tax Savings Account and Former MSI Profit Sharing Contribution Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant's Former MSI Matching Contribution Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant's Former MSI Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant's Former MSI Voluntary Contribution Account shall be subject to the same rules as applicable to Voluntary Contribution Accounts under this Plan.

        22.02   Special Rules.

        Notwithstanding Section 22.01 above, the following special rules shall apply to a Participant's Former MSI Plan Account:

(a)

Loans were available under the former Mutual Services Inc. Tax Deferred Retirement Plan but are not available under this Plan. However, loans which were outstanding under the former MSI plan at the time of the merger of that plan into this Plan may continue to be held outstanding in accordance with their terms. The portion of a Participant's Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 and 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)

In connection with a hardship withdrawal under Section 10.02, the portion of the Participant's Former MSI Profit Sharing Contribution Account which may be withdrawn shall not exceed the value of such account determined as of December 31, 1988.

ARTICLE XXIII

FORMER ADVANTAGE PLAN ACCOUNTS

        23.01   In General. This Article sets forth the rules applicable to a Participant's Former Advantage Plan Account and subaccounts described in Section 1.01(l).

        Except as set forth in Section 23.02 below a Participant's Former Advantage Plan Account shall be subject to the same rules as applicable to a Participant's Accounts generally under the rules of this Plan, e. g., a Participant's Former Advantage Savings Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant's Former Advantage Matching Contribution Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant's Former Advantage Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant's Former Advantage Profit-Sharing Contribution Account shall be subject to the same rules as applicable to Incentive Contribution Accounts under this Plan.

        23.02   Special Rules.

        Notwithstanding Section 23.01 above, the following special rules shall apply to a Participant's Former Advantage Plan Account:

(a)

Loans were available under the Former Advantage Plan but are not available under this Plan. However, loans which were outstanding under the Former Advantage Plan at the time of the merger of that plan into this Plan shall continue to be held outstanding in accordance with their terms. The portion of a Participant's Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 and 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)

In addition to the installment distributions generally available under Section 9.01(b) hereof, a Participant may elect to receive installment distributions from his Former Advantage Plan Account in substantially equal annual, quarterly or monthly installments.

(c)

To the extent that a Participant's Former Advantage Plan Account is invested in Qualifying Employer Securities, the Participant shall be entitled to receive distribution, including hardship distributions, of any full shares of such Qualifying Employer Securities in kind or in cash at the Participant's election. This paragraph (c) is eliminated from the Plan for distributions which commence on or after the effective date specified in the last two sentences of clause (b) in Section 9.01 applicable to installment payments.

(d)

Individuals who terminated employment with Advantage Bancorp, Inc. and its affiliates prior to its acquisition by Marshall & Ilsley Corporation who continued to have unvested account balances in the Former Advantage Plan which were transferred to this Plan and as a result are held as Former Advantage Plan Accounts in this Plan shall continue to be subject to the Year of Service, Break in Service and forfeiture rules described in the Former Advantage Plan (which rules are set forth at Sections 1.01(g)(x)(ff)(ll) and (mm), Section 5.04 and Section 5.05 of the Former Advantage Plan.) To the extent that such an individual incurs a Break in Service as described in the Former Advantage Plan, then, such individual's unvested accounts shall be forfeited and used as an offset against employer contributions otherwise due hereunder. Also, to the extent that a former participant in the Advantage Plan becomes employed with Marshall & Ilsley Corporation or its Affiliated Employers before incurring a Break in Service, then such individual shall have the same ability to restore any prior forfeitures in accordance with the rules described at Section 5.05(b) of the Former Advantage Plan. If an individual is re-employed before incurring a Break in Service so that such individual does not suffer a forfeiture under the rules of Section 5.05 of the Former Advantage Plan or if such individual has already suffered a forfeiture and repays the distribution he has received, as provided in Section 5.05 of the Former Advantage Plan, then at that point such individual shall become fully vested in his entire Former Advantage Plan Account held under the Plan.

ARTICLE XXIV

FORMER SECURITY PLAN ACCOUNTS

        24.01   In General. This Article sets forth the rules applicable to a Participant's Former Security Plan Account and subaccounts described in Section 1.01(m).

        Except as set forth in Section 24.02 below a Participant's Former Security Plan Account shall be subject to the same rules as applicable to a Participant's Accounts generally under the rules of this Plan, e. g., a Participant's Former Security Deferral Contribution Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant's Former Security Matching Contribution Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant's Former Security Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant's Former Security Profit-Sharing Contribution Account shall be subject to the same rules as applicable to Incentive Contribution Accounts under this Plan.

        24.02   Special Rules.

        Notwithstanding Section 24.01 above, the following special rules shall apply to a Participant's Former Security Plan Account:

(a)

Loans were available under the Former Security Plan but are not available under this Plan. However, loans which were outstanding under the Former Security Plan at the time of the merger of that plan into this Plan shall continue to be held outstanding in accordance with their terms. The portion of a Participant's Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 and 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)

In addition to the installment distributions generally available under Section 9.01(b) hereof, a Participant may elect to receive installment distributions from his Former Security Plan Account in substantially equal annual, quarterly or monthly installments.

(c)

To the extent that a Participant's Former Security Plan account is invested in Qualifying Employer Securities, the Participant shall be entitled to receive distribution, including hardship distributions, of any full shares of such Qualifying Employer Securities in kind or in cash at the Participant's election. This paragraph (c) is eliminated from the Plan for distributions which commence on or after the effective date specified in the last two sentences of clause (b) in Section 9.01 applicable to installment payments.

(d)

Individuals who terminated employment with Security Bank, S.S.B. and its affiliates prior to its acquisition by Marshall & Ilsley Corporation who continued to have unvested account balances in the Former Security Plan which were transferred to this Plan and as a result are held as Former Security Plan Accounts in this Plan shall continue to be subject to the Year of Service, Break in Service and forfeiture rules described in the Former Security Plan (which rules are set forth at Article V of the Adoption Agreement for and Article V of the Former Security Plan.) To the extent that such an individual incurs 5 consecutive Breaks in Service as described in the Former Security Plan, then, such individual's unvested accounts shall be forfeited and used as an offset against employer contributions otherwise due hereunder. Also, to the extent that a former participant in the Security Plan becomes employed with Marshall & Ilsley Corporation or its Affiliated Employers before incurring 5 consecutive Breaks in Service, then such individual shall have the same ability to restore any prior forfeitures in accordance with the rules described at Article V of the Adoption Agreement for and Article V of the Former Security Plan. If an individual is re-employed before incurring 5 consecutive Breaks in Service so that such individual does not suffer a forfeiture under the rules of Article V of the Former Security Plan or if such individual has already suffered a forfeiture and repays the distribution he has received, as provided in Article V of the Former Security Plan, then at that point such individual shall become fully vested in his entire Former Security Plan Account held under the Plan.

ARTICLE XXV

FORMER NATIONAL CITY PLAN ACCOUNTS

        25.01   In General. This Article sets forth the rules applicable to a Participant's Former National City Plan Account and subaccounts described in Section 1.01(n).

        Except as set forth in Section 25.02 below a Participant's Former National City Plan Account shall be subject to the same rules as applicable to a Participant's Accounts generally under the rules of this Plan, e. g., a Participant's Former National City Deferral Contributions and Qualified Non-Elective Contributions Accounts shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant's Former National City Matching Contributions Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant's Former National City Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant's Former National City Employer Contributions Account shall be subject to the same rules as applicable to Profit-Sharing Employer Contribution Accounts under this Plan.

        25.02   Special Rules.

        Notwithstanding Section 25.01 above, the following special rules shall apply to a Participant's Former National City Plan Account:

(a)

Loans were available under the Former National City Plan but are not available under this Plan. However, loans which were outstanding under the Former National City Plan at the time of the merger of that plan into this Plan shall continue to be held outstanding in accordance with their terms. The portion of a Participant's Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 and 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)

In addition to the installment distributions generally available under Section 9.01(b) hereof, a Participant may elect to receive installment distributions from his Former National City Plan Account in substantially equal annual, quarterly or monthly installments.

(c)

To the extent that a Participant's Former National City Plan Account is invested in Qualifying Employer Securities, the Participant shall be entitled to receive distribution, including hardship distributions, of any full shares of such Qualifying Employer Securities in kind or in cash at the Participant's election. This paragraph (c) is eliminated from the Plan for distributions which commence on or after the effective date specified in the last sentence of clause (b) in Section 9.01 applicable to installment payments.

(d)	The Participant's Former National City Plan Account shall at all times be fully vested.

ARTICLE XXVI

FORMER DERIVION PLAN ACCOUNTS

        26.01   In General. This Article sets forth the rules applicable to a Participant's Former Derivion Plan Account and subaccounts described in Section 1.01(o).

        Except as set forth in Section 26.02 below, a Participant's Former Derivion Plan Account shall be subject to the same rules as applicable to a Participant's Accounts generally under the rules of this Plan, e. g., a Participant's Former Derivion Deferral Contribution Account shall be subject to the same rules as applicable to Salary Redirection Accounts under this Plan, a Participant's Former Derivion Matching Contribution Account shall be subject to the same rules as Incentive Contributions Accounts under this Plan, a Participant's Former Derivion Rollover Contribution Account shall be subject to the same rules as applicable to Rollover Accounts under this Plan and a Participant's Former Derivion Profit-Sharing Contribution Account shall be subject to the same rules as applicable to Incentive Contribution Accounts under this Plan.

        26.02   Special Rules.

        Notwithstanding Section 26.01 above, the following special rules shall apply to a Participant's Former Derivion Plan Account:

(a)

Loans were available under the Former Derivion Plan but are not available under this Plan. However, loans which were outstanding under the Former Derivion Plan at the time of the merger of that plan into this Plan shall continue to be held outstanding in accordance with their terms. The portion of a Participant's Account which serves as security for a loan is not capable of being withdrawn under the hardship withdrawal provisions of Article X or under the age 59 and 1/2 withdrawal rules of Section 9.01. In the event a Participant has terminated employment and elects to receive a distribution of his Account balance following such termination of employment, any unpaid loan amounts shall be offset against the amount of the distribution to which the Participant would otherwise be entitled.

(b)

Individuals who terminated employment with Derivion Corporation and its affiliates prior to its acquisition by Marshall & Ilsley Corporation who continued to have unvested account balances in the Former Derivion Plan which were transferred to this Plan and as a result are held as Former Derivion Plan Accounts in this Plan shall continue to be subject to the Year of Service, Break in Service and forfeiture rules described in the Former Derivion Plan (which rules are set forth at Section 1.15 of the Adoption Agreement for and Section 5.11 of the Former Derivion Plan.) To the extent that such an individual incurs 5 consecutive Breaks in Service as described in the Former Derivion Plan, then, such individual's unvested accounts shall be forfeited and used as an offset against employer contributions otherwise due hereunder. Also, to the extent that a former participant in the Derivion Plan becomes employed with Marshall & Ilsley Corporation or its Affiliated Employers before incurring five consecutive Breaks in Service, then such individual shall have the same ability to restore any prior forfeitures in accordance with the rules described at Section 1.15 of the Adoption Agreement for and Section 5.11 of the Former Derivion Plan. If an individual is re-employed before incurring 5 consecutive Breaks in Service so that such individual does not suffer a forfeiture under the rules of Section 5.11 of the Former Derivion Plan or if such individual has already suffered a forfeiture and repays the distribution he has received, as provided in Section 5.11 of the Former Derivion Plan, then at that point such individual shall become fully vested in his entire Former Derivion Plan Account held under the Plan.

(c)	All Former Derivion Accounts are fully vested and distributable at age 59 and 1/2, even if the Participant is still in the employ of the Employer.

ARTICLE XXVII

EGTRRA PLAN AMENDMENTS

        27.01   Amendment of the Plan for EGTRRA.

(a)

Adoption and Effective Date of EGTRRA Amendments. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the amendments in this Article XXVII shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

(b)	Supersession of Inconsistent Provisions. This Article XXVII shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

        27.02   Limitations on Contributions.

(a)	Effective Date. This Section 27.02 shall be effective for limitation years beginning after December 31, 2001.

(b)

Maximum Annual Addition. Except to the extent permitted under Plan Section 27.08 and Section 414(v) of the Code, if applicable, the Annual Additions under Section 7.01 that may be contributed or allocated to a Participant's Account under the Plan for any limitation year shall not exceed the lesser of:

	(i)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

	(ii)	100 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

        27.03   Increase in Compensation Limit. The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the "determination period"). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

        27.04   Modification of Top-Heavy Rules.

(a)

Effective Date. This Section 27.04 shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends Article XV of the Plan.

(b)	Determination of Top-Heavy Status.

(i)

Key Employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the Company having "annual compensation" of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii)

Determination of present values and amounts. This Section 27.04(b)(ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

(1)

Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of a Participant as of the determination date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

(2)

Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

	(iii)	Minimum benefits.

(1)

Matching contributions. Employer Incentive Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Employer Incentive Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, matching contributions to such other plan. Employer Incentive Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(2)

Contributions under other plans. The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

        27.05   Direct Rollovers of Plan Distributions.

(a)	Effective date. This Section shall apply to distributions made after December 31, 2001.

(b)

Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 6.08 of the Plan, the definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(c)

Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provision in Article XVIII of the Plan, a portion of distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

        27.06   Elective Deferrals - Contribution Limitation. No Participant shall be permitted to have Salary Redirection Contributions made under this Plan, or elective deferrals made to any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 27.08 and Section 414(v) of the Code, if applicable.

        27.07   Catch-Up Contributions. Effective for Salary Redirection Contributions after December 31, 2001, all Employees who are eligible to make Salary Redirection Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Such catch-up contributions shall be deposited in a separate account which shall be subject to the same rules as Salary Redirection Contribution Accounts and shall be treated as Salary Redirection Contributions for purposes of determining the Employer's Incentive Contribution to which a Participant is entitled pursuant to Article VI.

        27.08   Suspension Period Following Hardship Distribution. A Participant who receives a distribution of Salary Redirection Contributions after December 31, 2001, on account of hardship shall be prohibited from making Salary Redirection Contributions and employee contributions under this and all other plans of the Employer for 6 months after receipt of the distribution. A Participant who receives a distribution of Salary Redirection Contributions in calendar year 2001 on account of hardship shall be prohibited from making Salary Redirection Contributions and employee contributions under this and all other plans of the Employer for the period specified in Plan Section 10.01.

        27.09   Repeal of Multiple Use Test. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 19.10 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

        27.10   Distribution Upon Severance From Employment.

(a)	Effective date. This section shall apply instead of Section 14.08(b) for distributions occurring after December 31, 2001 and severances from employment occurring after December 31, 1989.

(b)

New distributable event. A Participant's Salary Redirection Contributions Accounts and other Accounts hereunder shall be distributed upon the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

ARTICLE XXVIII

ESOP

        28.01   In General. Effective January 1, 2002, certain portions of the profit sharing portion of the M&I Retirement Program are converted to form an employee stock ownership plan ("ESOP") within the meaning of Code Section 4975(e)(7). Specifically, portions of the Participant's prior Accounts in the Plan shall be transferred to the Participant's ESOP Account in the Plan effective January 1, 2002. The amounts so transferred shall consist of the following amounts:

(a)	The Participant's Post-1984 Incentive Contributions Account on December 31, 2001;

(b)	The portion of the Participant's Incentive Contributions Account invested in the M&I Fund on December 31, 2001; and

(c)	The portion of the Participant's Merged Plan Account invested in the M&I Fund on December 31, 2001

.

        28.02   Ongoing Contributions to ESOP. Contributions made pursuant to Article VI for years beginning after 2001 and which are allocated to a Participant's Post-1984 Incentive Contributions Account shall be treated as contributions to the ESOP portion of the Plan rather than to the profit sharing portion of the Plan. These are the only contributions which will be made to the ESOP portion of the plan. All other contributions made to the Plan for years after 2001 shall be considered to be profit sharing contributions.

        28.03   Voting Employer Stock. Each Participant or, if applicable, his Beneficiary shall be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Employer Stock then allocated to his ESOP Account. The procedures for providing the Participant with notice of an opportunity to exercise any voting rights and of communicating the Participant's instructions to the Trustee shall be those mechanics described in Article XVII or such other reasonable procedures as shall be established by the fiduciary appointed pursuant to Article XVII. Any Employer Stock as to which voting instructions are not received shall not be voted unless the Trustee is otherwise directed by the Investment Committee.

        28.04   Dividends.

(a)	The Employer may direct that any cash dividends paid with respect to shares of Employer Stock may be allocated among and credited to Participants' Accounts.

(b)

Any cash dividend paid with respect to shares of Employer Stock allocated to Participants' Accounts may, as determined by the Employer, be paid to the Plan and distributed by the Plan to the Participant (or in the case of a deceased Participant the beneficiary of the deceased Participant) no later than 90 days after the end of the Plan Year in which paid to the Plan.

(c)

The Employer may direct that each Participant (or the in case of a deceased Participant the beneficiary of the deceased Participant) shall have the right to elect to have the dividends, which would otherwise be payable pursuant to paragraph (b) above, paid instead to the Participant's Account in the Plan and invested in Employer Stock by investment in the M&I Fund. The election available to the Participant (or beneficiary) pursuant to this paragraph (c) shall be administered in accordance with such rules and regulations as may be issued by the Internal Revenue Service pursuant to Code Section 404(k)(2)(A)(iii).

        28.05   ESOP Account Investment.

(a)

As required by Internal Revenue Code Section 4975(e)(7), the assets of the ESOP portion of the Plan (i.e., all ESOP Accounts) are intended to be invested primarily in Employer Stock by means of investment in the M&I Fund described in Section 16.02.

(b)

On the date of the ESOP's initial January 1, 2002 creation, all ESOP Accounts will be invested in the M&I Fund. However, from and after the time of its initial creation, all Participants shall have the ability to direct the investment of their ESOP General Investment Accounts in any of the investment funds available under the Plan pursuant to Section 16.02 in accordance with such rules and procedures established by the Investment Committee pursuant to Section 16.02.

        28.06   Diversification of Investments for Qualified Participants. This Section 28.06 is created to satisfy the requirements of Code Section 401(a)(28). Each Participant or former Employee having an ESOP Account who has attained age 55 may direct the investment of all or any portion of his entire ESOP Account (and not merely his ESOP General Investment Account) in accordance with the rules of Section 28.05(b); provided, however, that for purposes of this Section 28.06 in addition to the M&I Fund at least 3 other investment alternatives shall be available which alternatives are consistent with the requirements of Code Section 401(a)(28) and regulations thereunder.

        28.07   Stock Bonus ESOP. The ESOP portion of the Plan is a stock bonus plan and not a money purchase pension plan.

        28.08   Distributions from ESOP Account.

(a)

The distribution of a Participant's ESOP Account shall be made in the form of the qualified joint and survivor annuity described in Section 9.01(d) unless the Participant elects otherwise with the consent of his spouse pursuant to the rules described in Section 9.01. If the Participant so elects against the qualified joint and survivor annuity under Section 9.01(d), then:

	(i)	if the Participant elects, distribution of the ESOP Account balance shall commence not later than one year after the close of the Plan Year:

		(1)	in which the Participant separates from service by reason of the attainment of Normal Retirement Date, Disability Retirement Date or death; or

(2)

which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this clause (2) shall not apply if the Participant is re-employed by the Employer before distribution is required to begin under this clause (2).

	(ii)	distribution of the Participant's ESOP Account balance shall be made in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of:

		(1)	five years, or

(2)

in the case of a Participant with an ESOP Account balance in excess of $500,000, five years plus one additional year (but not more than five additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000.

(b)

A Participant who has elected against the qualified joint and survivor annuity described in Section 9.01(d) pursuant to the procedures described in Section 9.01 and who would therefore be subject to the distribution rules with respect to the ESOP Account described in the preceding paragraph (a), may nevertheless elect, pursuant to the rules of Section 9.01 including the spousal consent rules, to receive distribution of the ESOP Account at a time applicable under Article IX or in a distribution option available under Section 9.01 of the Plan, including, without limitation, lump sum payment or payment in installments over a period longer than the periods described in paragraph (a)(2). Similarly, a Participant's beneficiary in the case of death may elect to delay distribution beyond the date specified in the preceding paragraphs to dates consistent with the rules generally applicable under Article IX and may elect forms of distribution generally available to beneficiaries under Section 9.02. If a deceased Participant has a surviving spouse, Section 9.02(c) shall apply, rather than paragraph (a) above, unless the spouse elects against the Pre-Retirement Survivor Annuity pursuant to the procedures described in Section 9.02.

(c)

Any distribution of a Participant's ESOP Account which would otherwise be made in cash, shall, if the Participant so elects, be made in Employer Stock instead; provided, however, that fractional shares shall not be distributed and, instead, the cash value of any fractional share shall be distributed.

(d)	The rules of this Section 28.08 shall be interpreted in a manner consistent with requirements of Code Section 409(o).

(e)

The distribution rules of this Article XXVIII shall not be applicable to any Participant whose ESOP account is created effective January 1, 2002 and who was already in pay status prior to that date, e.g., already receiving installment distributions.

ARTICLE XXIX

GUST

        29.01   GUST Amendments for Merged Plans. This Plan document shall also serve as the restatement for purposes of the GUST changes in law which have become applicable to those plans which have been merged to form this Plan or merged into this Plan. For periods prior to merger, the general participation, contribution, vesting and distribution rules shall be as set forth in those plans prior to merger; provided, however, that all provisions of this Plan intended to facilitate compliance with the GUST changes in law, including, without limitation, Article VII, Article XIX, the dollar amount of the cash out limitation set forth in Section 9.03, the age 70 and 1/2 distribution rule set forth in the third paragraph of Section 9.01, the military leave rules set forth in Section 14.09 and the modifications to the direct rollover rules in Article XVIII, shall be treated as amendments to such prior plans, which prior plans have been operated in compliance with such requirements as required by the IRS in connection with the GUST changes in law.

        29.02   The Merged Plans. The M&I Incentive Savings Plan was merged into the M&I Retirement Growth Plan to form the M&I Retirement Program effective as of January 1, 1998. The Mutual Services Inc. Tax Deferred Retirement Plan was merged into the M&I Retirement Program effective October 1, 1998. The Advantage Bancorp, Inc. Employees Profit-Sharing and Savings Retirement Plan was merged into the M&I Retirement Program effective September 1, 1998. The Security 401(k) Plan was merged into the M&I Retirement Program effective October 1, 1998. The Derivion 401(k) Plan is merged into the M&I Retirement Program effective December 31, 2001. The National City 401(k) Plan is merged into the M&I Retirement Program effective December 31, 2001. As recited in Section 29.01 above, this document serves as the GUST restatement for each of the plans listed in this Section 27.02.